UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Toro Company

(Name of registrant as specified in its charter)

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The Toro Company

NOTICE OF 2021

ANNUAL MEETING AND

PROXY STATEMENT

FOR MARCH 16, 2021

Worldwide Headquarters
8111 Lyndale Avenue South
Bloomington, MN 55420-1196
952-888-8801

February 3, 2021

Dear Fellow Shareholders:

Fiscal 2020 was a successful year for The Toro Company (“TTC”), despite challenges as a result of the global COVID-19 pandemic.  We achieved growth in our professional segment, primarily from incremental contributions from the Charles Machine Works and Venture Products acquisitions, and record performance from our residential segment. In addition, we saw the successful introduction of our new battery-powered products for residential and professional applications, the expansion of our mass retail channel, increased investment in research and development in key technology areas, strong free cash flow, the continued return of value to shareholders via dividends, and the launch of our first sustainability platform, Sustainability Endures. We owe our successful performance to our team and channel partners, who demonstrated resilience, perseverance and ingenuity in this challenging year. I am beyond proud of what we have accomplished and will remember this year as one that highlighted the way we lived in accordance with the long-standing values of The Toro Company, while caring for one another, working safely, and serving our customers with determination. While the year ahead may hold more uncertainty than in the past, we’ll continue to execute and adapt to changing environments as we maintain a balance of focusing on the short term while never losing sight of our long-term strategic priorities, and we look forward to capitalizing on many exciting growth opportunities in fiscal 2021 and beyond.

It is my pleasure to invite you to join us for The Toro Company 2021 Annual Meeting of Shareholders to be held virtually on Tuesday, March 16, 2021, at 1:30 p.m., Central Daylight Time. Details about the annual meeting, nominees for election to the Board of Directors and other matters to be acted on at the annual meeting are presented in the notice and proxy statement that follow. The annual meeting will be held virtually; information regarding attending the virtual annual meeting can be found on page 1 of the proxy statement. It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold. Accordingly, please exercise your right to vote by following the instructions for voting contained in the Notice Regarding the Availability of Proxy Materials, or the paper or electronic copy of our proxy materials you received for the meeting.

On behalf of your TTC Board of Directors and Management, thank you for your continued support for our company.

Sincerely,

Richard M. Olson
Chairman of the Board, President and CEO

You can help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at

www.proxyvote.com. Your consent to receive shareholder materials electronically will remain in effect until canceled.

i

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, March 16, 2021
Time:	1:30 p.m., Central Daylight Time
Location:	Virtual www.virtualshareholdermeeting.com/TTC2021

Agenda:	1. To elect as directors the three nominees named in the attached proxy statement, each to serve for a term of three years ending at the 2024 Annual Meeting of Shareholders;
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2021;
3. To approve, on an advisory basis, our executive compensation; and
4. To transact any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

We currently are not aware of any other business to be brought before the annual meeting. Shareholders of record at the close of business on January 19, 2021, the record date, will be entitled to vote at the annual meeting or at any adjournment or postponement of the annual meeting. A shareholder list will be made available at our principal executive offices during ordinary business hours beginning March 5, 2021, for examination by any shareholder registered on our stock ledger as of the record date for any purpose germane to the annual meeting.

Your vote is important. A majority of the outstanding shares of our common stock must be present either by attending the virtual meeting or by proxy to constitute a quorum for the conduct of business. Please promptly vote your shares by following the instructions for voting contained in the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet, telephone or mobile device voting as described on your proxy card.

February 3, 2021

BY ORDER OF THE BOARD OF DIRECTORS

Amy E. Dahl Vice President, Human Resources and General Counsel and Corporate Secretary

FORWARD-LOOKING INFORMATION

Statements in this proxy statement not based on historical facts are intended to constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified in this proxy statement by using words such as "expect," "strive," "look forward," "outlook," "guidance," "forecast," "goal," "optimistic," "anticipate," "continue," "plan," "estimate," "project," "believe," "should," "could," "will," "would," "possible," "may," "likely," "intend," "can," "seek," "potential," "pro forma," or the negative thereof and similar expressions or future dates. Although such statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. Accordingly, such statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. Reference is made to our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on December 18, 2020, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the SEC, for a list of such factors.

v

THE TORO COMPANY HIGHLIGHTS AND PROXY STATEMENT EXECUTIVE SUMMARY

Business Overview

The Toro Company (the “Company,” “TTC,” “we,” “us” and “our”), is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, BOSS Snowplow, Ventrac, American Augers, Subsite Electronics, HammerHead, Trencor, Unique Lighting Systems, Irritrol, PERROT, Hayter, Pope, Lawn-Boy and Radius HDD. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers care for golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations.

OUR PURPOSE To help our customers enrich the beauty, productivity and sustainability of the land.	OUR VISION To be the most trusted leader in solutions for the outdoor environment. Every day. Everywhere.	OUR MISSION To deliver superior innovation and to deliver superior customer care.

OUR GUIDING PRINCIPLES

The Toro Company’s success is founded on a long history of caring relationships based on trust and integrity. These relationships are the foundation on which we build market leadership with the best in innovative products and solutions to make outdoor environments beautiful, productive, and sustainable. We are entrusted to strengthen this legacy of excellence.

Quick Facts About The Toro Company

Founded 1914	Fiscal 2020 Net Sales $3.38 billion	Worldwide Headquarters Bloomington, Minnesota, U.S.A.

Fiscal 2020 Net Earnings $329.7 million	Fiscal 2020 Net Sales U.S.A. – 80% International – 20%	Fiscal 2020 % Net Sales from New Products 32%

Fiscal 2020 Products Equipment – 88% Irrigation – 12%	Fiscal 2020 Segments Professional – 75% Residential – 24% Other – 1%	Manufacturing Locations U.S.A. – 17 International – 10

The Toro Company’s Commitment to Sustainability

✓  Launched first sustainability platform, Sustainability Endures

✓  Deeply rooted in our purpose and strategic business priorities

✓  Continue to advance efforts by focusing on our pillars of Products, Process, and People, with transparency facilitated by our Planning Pillar

PRODUCTS:  Persistent drive to develop innovative, safe and high-quality products and emerging technologies that are designed to yield performance, productivity and environmental benefits for our customers.

PROCESS: Maximize resource efficiency and reduce environmental impacts across our operations.

PEOPLE:  Committed to fostering a culture that embraces workplace safety and diversity, equity and inclusion; continuing our strong legacy of giving back to our communities; and conducting business with integrity and according to the highest standards of ethical behavior.

PLANNING: Enhance transparency and disclosure of sustainability focus, goals and achievements.

2021 Annual Meeting of Shareholders

Date and Time Tuesday, March 16, 2021 1:30 p.m. CDT	Location Virtual at: www.virtualshareholdermeeting.com/TTC2021	Record Date January 19, 2021

Meeting Agenda Voting Matters and Recommendations

Proposal One To elect as directors the three nominees named in this proxy statement, each to serve for a term of three years ending at the 2024 Annual Meeting of Shareholders.	☑FOR each nominee	Page 5

Proposal Two To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2021.	☑FOR	Page 24

Proposal Three To approve, on an advisory basis, our executive compensation.	☑FOR	Page 26

How to Cast Your Vote

Your vote is important! Please vote your shares promptly using one of the methods listed below. See page 2 for additional voting information.

By Internet Go to www.proxyvote.com	By Phone Call 800-690-6903	By Mobile Device Scan the QR code	By Mail Return your proxy card	By Attending the Meeting Virtually Visit www.virtualshareholdermeeting.com/TTC2021

Corporate Governance Highlights

Our Board provides oversight of critical matters such as our strategic plans, financial and other controls, risk management, merger and acquisition related activities, and management succession planning. The Board reviews our major governance documents, policies and processes regularly and thoughtfully determines the structures that are appropriate for our Company at the time.

✓ All directors are independent, other than CEO

✓ All members of each Board committee are independent

✓ Robust lead director structure

✓ Regular executive sessions of independent directors

✓ Anti-hedging and anti-pledging policy for TTC common stock

✓ Codes of Conduct and Ethics for directors, executive officers and employees

✓ Robust director onboarding process

✓ Robust stock ownership guidelines for directors and executive officers

✓ Comprehensive strategy and risk oversight by the Board and its committees

✓ Annual Board and committee self-evaluations

✓ Fiscal 2020 Board and committee meeting attendance of 95%

✓ Board access to management

✓ Board oversight of sustainability matters

✓ Ongoing consideration of Board composition and refreshment, including diversity

✓ No poison pill

As of the 2021 Annual Meeting, our Board will reflect the following characteristics:

Average Age 60.2	Average Tenure 9.3 years	New Directors in the Last 5 Years 5

% of Directors who are Racially/Ethnically Diverse 10%	% of Directors who are Women 30%

Information About our Board of Directors

				Committee Memberships				Other	Racial/
Name and Title	Age	Director Since	Independent	A	F	N&G	C&HR	Public Boards	Gender Diversity
Director Nominees
Janet K. Cooper
Retired Senior Vice President and Treasurer, Qwest Communications International Inc.	67	1994	Yes	C E	✓			1	✓
Gary L. Ellis - Lead Independent Director
Retired Executive Vice President and Chief Financial Officer, Medtronic plc	64	2006	Yes	✓ E	C			2
Michael G. Vale, Ph.D.
Executive Vice President, Safety & Industrial Business Group, 3M Company	54	2018	Yes	✓	✓			0	✓
Continuing Directors
Richard M. Olson
Chairman, President and Chief Executive Officer, The Toro Company	57	2016	No					0
James C. O’Rourke
President and Chief Executive Officer, The Mosaic Company	60	2012	Yes			✓	C	1
Jeffrey M. Ettinger
Retired Chairman and Chief Executive Officer, Hormel Foods Corporation	62	2010	Yes			C	✓	1
Katherine J. Harless
Retired President and Chief Executive Officer, Idearc Inc.	69	2000	Yes	✓	✓			0	✓
D. Christian Koch
Chairman, President and Chief Executive Officer, Carlisle Companies Incorporated	56	2016	Yes			✓	✓	1
Jeffrey L. Harmening
Chairman and Chief Executive Officer, General Mills, Inc.	53	2019	Yes	✓	✓			1
Joyce A. Mullen
President, North America Businesses, Insight Enterprises, Inc.	58	2019	Yes			✓	✓	0	✓

A: Audit	N&G:	Nominating & Governance	✓: Member	E	: Audit Committee Financial Expert
F: Finance	C&HR:	Compensation & Human Resources	C: Chair

Executive Compensation

Executive Compensation Program Objectives

Our executive compensation philosophy is to maintain a program that allows us to attract,

retain, motivate and reward highly qualified and talented executive officers.

Align interests of executive officers with shareholder interests	Link pay to performance	Provide competitive target total direct compensation opportunities

2020 Executive Compensation Summary

A significant portion of our executive officers’ target total direct compensation is comprised of short- and long-term variable performance-based, or at risk, compensation to directly link their pay to performance. Short-term variable compensation is in the form of annual cash incentive awards. Long-term variable compensation is in the form of stock options that vest over three years and three-year performance share awards. For fiscal 2020:

Chairman and CEO Target Total Direct Compensation Mix	Other Named Executive Officers Target Total Direct Compensation Mix

What we do	✓	Link a substantial portion of total executive compensation directly to performance and require that minimum, or threshold, levels of performance be met in order for there to be any payout
	✓	Utilize a mix of earnings, revenue and asset-based performance measures for our annual cash incentive awards and long-term performance share awards
	✓	Utilize three-year performance share awards, the payouts of which vary based on performance and are contingent upon the achievement of three-year performance goals
	✓	Utilize stock options, the value of which is contingent upon long-term stock price performance
	✓	Include clawback provisions within our annual cash incentive and long-term incentive awards
What we don’t do		No individual employment agreements with our CEO or any other executive officer
No excessive perquisites
No gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits

Our fiscal 2020 financial performance resulted in the following:

Annual cash incentives were paid at 30.7% of target.	Page 31

Three-year performance awards for the fiscal 2018 to fiscal 2020 performance period were paid at 68.6% of target.	Page 31

THE TORO COMPANY

8111 Lyndale Avenue South

Bloomington, Minnesota 55420-1196

PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, MARCH 16, 2021

1:30 p.m. Central Daylight Time

The Toro Company Board of Directors is using this proxy statement to solicit your proxy for use at The Toro Company 2021 Annual Meeting of Shareholders. We intend to send a Notice Regarding the Availability of Proxy Materials for the annual meeting and make proxy materials available to shareholders (or for certain shareholders and for those who request, a paper copy of this proxy statement and the form of proxy) on or about February 3, 2021.

GENERAL INFORMATION ABOUT THE 2021 ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Tuesday, March 16, 2021.

This proxy statement and our 2020 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2020, or fiscal 2020, are available at www.thetorocompany.com/proxy.

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to some of our shareholders. Shareholders have the ability to access our proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials (www.proxyvote.com) or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice Regarding the Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

When and Where Will the Annual Meeting Be Held?

The annual meeting will be held virtually, on Tuesday, March 16, 2021 at 1:30 p.m. Central Daylight Time, at www.virtualshareholdermeeting.com/TTC2021. In addition to providing a platform that facilitates the safe execution of the annual meeting in the current COVID-19 environment, the Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of shareholders, while reducing the costs and environmental impact associated with planning, holding and arranging logistics for an in-person meeting.

How Can I Attend the Virtual Annual Meeting?

Shareholders at the close of business on the record date may attend the annual meeting by visiting www.virtualshareholdermeeting.com/TTC2021 and logging in with the 16-digit control number included on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials. On the day of our annual meeting, we recommend that you log into our virtual meeting at least 15 minutes before the scheduled start time to ensure that you can access the meeting. If you have any questions about accessing the virtual meeting website for the annual meeting, please contact Broadridge VSM support at 844-986-0822 / International: 303-562-9302. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing the conduct of the annual meeting will be posted on the virtual meeting platform along with an agenda.

What Are the Purposes of the Annual Meeting?

The purposes of the 2021 Annual Meeting of Shareholders are to vote on the following items described in this proxy statement:

Proposal One	Election of Directors

Proposal Two	Ratification of Selection of Independent Registered Public Accounting Firm
Proposal Three	Advisory Approval of our Executive Compensation

Are There Any Matters To Be Voted On at the Annual Meeting that Are Not Included in this Proxy Statement?

We currently are not aware of any business to be acted upon at the annual meeting other than as described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjournment or postponement of the annual meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment.

Who Is Entitled to Vote and How Many Shares Must Be Present to Hold the Annual Meeting?

Shareholders of record at the close of business on January 19, 2021, the record date, will be entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting. As of January 19, 2021, there were 108,023,811 outstanding shares of our common stock. Each share of our common stock is entitled to one vote on each matter to be voted on at the annual meeting. Shares of our common stock that are held by us in our treasury are not counted as outstanding shares and will not be voted.

Shareholders entitled to vote at least a majority of the outstanding shares of our common stock as of the record date must be present at the virtual annual meeting or by proxy in order for us to have a quorum for the transaction of business at the annual meeting. Your shares will be counted toward the quorum if you submit a proxy or vote at the annual meeting. Shares represented by proxies marked “abstain” and “broker non-votes” also are counted in determining whether a quorum is present.

How Do I Vote My Shares?

If your shares are registered in your name, you may vote your shares by one of the four following methods:

Vote by Internet	Go to www.proxyvote.com and follow the instructions for Internet voting shown on your Notice Regarding the Availability of Proxy Materials or proxy card.
Vote by Telephone	Call 800-690-6903 and follow the instructions for telephone voting shown on your proxy card.
Vote by Mail

Complete, sign, date and mail your proxy card in the envelope provided if you received a paper copy of these proxy materials. If you vote by Internet, telephone or mobile device, please do not mail your proxy card.

Vote by Mobile Device	Scan the QR code on your Notice Regarding the Availability of Proxy Materials or proxy card and follow the links.
Vote at the Virtual Meeting

Attend our virtual meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/TTC2021. This year's meeting will be virtual which makes participation and engagement safe and convenient for all our shareholders. You will need the 16-digit control number included on your proxy card voting instruction form or Notice Regarding the Availability of Proxy Materials to enter the annual meeting.

If you hold shares as a participant in certain TTC employee benefit plans, you may vote your shares by one of the four methods noted above. If your shares are held in “street name,” you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet, telephone or mobile device. On the day of the annual meeting, you may go to www.virtualshareholdermeeting.com/TTC2021, and log in by entering the 16-digit control number found on your voting instruction form. If you do not have your control number, you will be able register as a guest; however, you will not be able to vote or submit questions during the meeting.

How Does the Board Recommend that I Vote and What Vote is Required for Each Proposal?

Proposal	Board Recommendation	Available Voting Selections	Voting Approval Standard	Effect of Withhold or Abstention	Effect of Broker Non- Vote
1. Election of three directors, each to serve for a term of three years ending at the 2024 Annual Meeting of Shareholders	FOR all three nominees	FOR all three nominees; WITHHOLD from all three nominees; or WITHHOLD from one or more nominees	Plurality: the individuals who receive the greatest number of votes cast “for” are elected as directors(1)	Counted as a vote against	No effect
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2021	FOR	FOR; AGAINST; or ABSTAIN	Majority of shares present and entitled to vote	Counted as a vote against	Not applicable
3. Approval of, on an advisory basis, our executive compensation(2)	FOR	FOR; AGAINST; or ABSTAIN	Majority of shares present and entitled to vote	Counted as a vote against	No effect

(1)

Under our Amended and Restated Bylaws, if any nominee for director in an uncontested election as to whom a majority of the votes of the shares present at the virtual meeting or represented by proxy at the annual meeting and entitled to vote on the election of directors are designated to be “withheld” or are voted “against,” that director must tender his or her resignation for consideration by our Nominating & Governance Committee. Our Nominating & Governance Committee then must evaluate the best interests of our Company and shareholders and recommend the action to be taken by the Board with respect to such tendered resignation.

(2)	While an advisory vote, our Compensation & Human Resources Committee and Board expect to take into account the outcome of the vote when considering future executive compensation.

How Will My Shares Be Voted?

How Your Shares are Held	How Your Shares will be Voted If You Specify How to Vote	How Your Shares will be Voted If You Do Not Specify How to Vote
Shares registered in your name	The named proxies will vote your shares as you direct	The named proxies will vote FOR all proposals
Shares held in street name	Your broker will vote your shares as you direct	Your broker may vote only on routine items in the absence of your instruction how to vote(1)
Shares held in certain TTC employee benefit plans	The plan trustee will vote your shares confidentially as you direct	The plan trustee will vote your shares in the same proportion as the votes actually cast by participants

(1)

If your shares are held in “street name” and you do not indicate how you wish to vote, under the New York Stock Exchange, or NYSE, rules, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal One—Election of Directors and Proposal Three—Advisory Approval of our Executive Compensation are not “routine” matters. Accordingly, if you do not direct your broker how to vote on those proposals, your broker may not exercise discretionary voting authority and may not vote your shares on these proposals. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the annual meeting for purposes of establishing quorum, as discussed on page 2, they are not considered to be shares “entitled to vote” at the annual meeting and will not be counted as having been voted on the applicable proposal. Proposal Two—Ratification of Selection of Independent Registered Public Accounting Firm is a “routine” matter, and your broker is permitted to exercise discretionary voting authority to vote your shares “for” or “against” the proposal in the absence of your instruction.

What Does It Mean If I Receive More Than One Notice or Set of Proxy Materials?

If you hold your shares in more than one account, you may receive multiple copies of the Notice Regarding the Availability of Proxy Materials and/or electronic or paper copies of our proxy materials. If you are a participant in the dividend reinvestment feature of our Direct Stock Purchase Plan, shares registered in your name are combined with shares you hold in that plan. Similarly, where possible, shares registered in your name are combined with shares you hold, if any, as a participant in certain TTC employee benefit plans. However, shares you hold in “street name” (through a broker, bank or other nominee) are not combined with shares registered in your name or held as a participant in TTC employee benefit plans. If you receive more than one Notice Regarding the Availability of Proxy Materials and/or electronic or paper copies of our proxy materials, you must vote separately for each notice, e-mail notification or proxy and/or voting instruction card having a unique control number to ensure that all of your shares are voted.

How Can I Revoke or Change My Vote?

You may revoke your proxy or change your vote at any time before your shares are voted at the annual meeting by one of the following methods:

How Your Shares are Held	Method to Revoke or Change Your Vote
Shares registered in your name

•Submit another proper proxy with a more recent date than that of the proxy first given by following the Internet, telephone or mobile device voting instructions or complete, sign, date and mail a proxy card;

•Attend the annual meeting virtually and vote electronically at the meeting; or

•Send written notice of revocation to our General Counsel.

Shares held in street name	Follow instructions provided by your broker, bank or other nominee
Shares held in certain TTC employee benefit plans

Submit another proper proxy with a more recent date than that of the proxy first given by following the Internet, telephone or mobile device voting instructions or complete, sign, date and mail a proxy card

Who Will Count the Votes?

Broadridge Financial Solutions, Inc. has been engaged to tabulate shareholder votes. An agent of Broadridge Financial Solutions, Inc. will act as our independent inspector of elections for the annual meeting.

How Will Business Be Conducted at the Annual Meeting?

The presiding officer at the annual meeting will determine how business at the meeting will be conducted. Only nominations and other proposals brought before the annual meeting in accordance with the advance notice and information requirements of our Amended and Restated Bylaws will be considered, and no such nominations or other proposals were received.

How Can I Ask Questions During the Annual Meeting?

Shareholders may submit questions during a portion of the meeting. If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/TTC2021 using the 16-digit control number included on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials and follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.

PROPOSAL ONE—ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our Restated Certificate of Incorporation provides that our Board of Directors may be comprised of between eight and twelve directors. As provided in our Restated Certificate of Incorporation, our Board is divided into three staggered classes of directors of the same or nearly the same number, with each class elected in a different year for a term of three years. Our current directors and their respective current terms are as follows:

Current Term Ending at 2021 Annual Meeting	Current Term Ending at 2022 Annual Meeting	Current Term Ending at 2023 Annual Meeting
Janet K. Cooper	Jeffrey L. Harmening	Jeffrey M. Ettinger
Gary L. Ellis	Joyce A. Mullen	Katherine J. Harless
Gregg W. Steinhafel	Richard M. Olson	D. Christian Koch
Michael G. Vale	James C. O’Rourke

After almost 22-years of distinguished service on our Board, Mr. Steinhafel has decided to retire from the Board at the expiration of his term and not stand for reelection at the annual meeting. The Board thanks Mr. Steinhafel for his many years of dedicated service to the Company. In light of Mr. Steinhafel’s retirement from the Board, the Board has voted to reduce its size from eleven to ten directors effective immediately prior to the annual meeting, and thereafter our Board will be comprised of ten directors.

Nominees for Director

The Board has nominated each of Janet K. Cooper, Gary L. Ellis, and Michael G. Vale for election to the Board to serve for a three-year term ending at the 2024 Annual Meeting of Shareholders. Each of the director nominees has consented to serve if elected. Proxies only can be voted for the number of persons named as nominees in this proxy statement, which is three.

If prior to the annual meeting the Board learns that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for that nominee will be voted for a substitute nominee as selected by the Board. Alternatively, at the Board’s discretion, the proxies may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

The Board of Directors Recommends a Vote FOR Each Nominee for Director	☑

Information About Director Nominees and Continuing Directors

The following pages provide information about each nominee for election to the Board at the annual meeting and each other continuing member of the Board. We believe that all of our director nominees and continuing directors display:

•	personal and professional integrity;
•	appropriate levels of education and business experience;
•	strong business acumen;
•	an appropriate level of understanding of our business, industries and other industries relevant to our business;
•	the ability and willingness to devote adequate time to the work of our Board and its committees;
•	a fit of skills and personality with those of our other directors that helps build a Board that is effective, collegial and responsive to the needs of our Company;
•	strategic thinking and a willingness to share ideas;
•	a diversity of experiences, expertise and backgrounds, including but not limited to, racial, ethnic and gender diversity; and
•	the ability to represent the interests of all of our shareholders.

All of our continuing directors and director nominees bring to our Board a wealth of executive leadership experience, particularly at companies with international manufacturing operations. The following chart summarizes each continuing director and director nominee’s key experience, qualifications and other attributes.

Experience and Attributes	Janet Cooper	Gary Ellis	Jeffrey Ettinger	Katherine Harless	Jeffrey Harmening	D. Christian Koch	Joyce Mullen	Richard Olson	James O'Rourke	Michael Vale
Current/Former CEO			✓	✓	✓	✓		✓	✓
Finance/Financial Oversight	✓	✓	✓	✓	✓	✓		✓	✓	✓
Public Company Board (other than TTC)	✓	✓	✓		✓	✓			✓
Manufacturing/Supply Chain/Operations			✓		✓	✓	✓	✓	✓	✓
Distribution Channel			✓	✓	✓	✓	✓	✓		✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Regulatory/Government		✓	✓	✓	✓		✓	✓	✓	✓
Health and Safety			✓	✓	✓	✓		✓	✓	✓
Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
International Operations		✓	✓		✓	✓	✓	✓	✓	✓
Information Systems/ Cybersecurity	✓	✓			✓	✓	✓	✓	✓
Previously Resided Outside the United States		✓			✓	✓	✓		✓	✓
Female	✓			✓			✓
Racially and/or Ethnically Diverse										✓

The information presented on the following pages regarding each director nominee or continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board to conclude that he or she should serve as a director in light of our business and structure.

Director Nominees for Election to the Board for a Term Ending at the 2024 Annual Meeting

Janet K. Cooper	Background

Janet K. Cooper retired from Qwest Communications International Inc., Denver, Colorado (a U.S. telecommunications company that merged with and now does business as CenturyLink). She held the following positions:

•Senior Vice President and Treasurer, Qwest (September 2002 – June 2008)

•Chief Financial Officer and Senior Vice President, McDATA Corporation (January 2001 – June 2002)

•Senior Vice President, Finance, Qwest (July 2000 – January 2001)

•Prior positions at U.S. West Inc. include Vice President, Finance and Controller, and Vice President and Treasurer

Ms. Cooper is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow.

Age 67	Qualifications
Director since 1994

Ms. Cooper brings to our Board substantial financial and accounting knowledge and expertise. Ms. Cooper’s experience as a public company director and audit committee member, financial expertise and acumen in capital markets, audit, tax, accounting, treasury and risk-management, including related to information systems and cybersecurity, and her commitment to diversity, equity and inclusion assists our Board in providing oversight to Management on these matters. Ms. Cooper’s senior leadership experience also enables her to provide strategic input to our Board, in addition to her financial expertise, discipline and oversight.

Other Public Company Boards

Independent
Committees
•Audit (Chair) •Finance

	Current	Past 5 Years
	Lennox International Inc.	Resonant Inc. CPI Aerostructures, Inc.

Background

Gary L. Ellis retired from Medtronic plc, Dublin, Ireland (a global medical technology company). He held the following positions:

•Executive Vice President, Global Operations, Information Technology and Facilities & Real Estate, Medtronic plc (June 2016 – December 2016)

•Executive Vice President and Chief Financial Officer, Medtronic, Inc. (April 2014 – June 2016)

•Senior Vice President and Chief Financial Officer, Medtronic, Inc. (May 2005 – April 2014)

•Vice President, Corporate Controller and Treasurer, Medtronic, Inc. (October 1999 – May 2005)

Gary L. Ellis	Qualifications
Age 64

Mr. Ellis brings extensive financial leadership experience and expertise to the lead independent director role and generally to our Board which provides oversight regarding capital structure, financial condition and policies, long-range financial objectives, tax strategies, financing requirements and arrangements, capital budgets and expenditures, risk-management, insurance coverage, and strategic planning matters. As a former executive of a public company and an experienced public company director, Mr. Ellis contributes enhanced knowledge of public company requirements and issues. Additionally, Mr. Ellis contributes his experience managing worldwide financial operations and analyzing financial implications of merger and acquisition transactions, as well as aligning business strategies and financial decisions.

Director since 2006
Lead Independent Director
Committees
•Finance (Chair)
•Audit

Other Public Company Boards
	Current	Past 5 Years
	Hill-Rom Holdings, Inc. Inspire Medical Systems, Inc.	None

Background

Michael G. Vale, Ph.D., is the Executive Vice President, Safety & Industrial Business Group of 3M Company, St. Paul, Minnesota (a global diversified technology company). He holds or has held the following positions, all at 3M:

•Executive Vice President, Safety & Industrial Business Group (since May 2019)

•Executive Vice President, Health Care Business Group (July 2016 – April 2019)

•Executive Vice President, Consumer Business Group (August 2011 – July 2016)

•Prior positions include product development engineer; manufacturing director; managing director, 3M Spain; and managing director, 3M Brazil

Qualifications

Michael G. Vale, Ph.D.

Dr. Vale brings to our Board extensive global business experience and expertise in research and development, technology and manufacturing. Dr. Vale also contributes substantial knowledge of consumer marketing, distribution channels, supply chain, mergers and acquisitions and managing customer relationships, all of which provide valuable management insight with respect to our strategic planning and assist our Board in providing oversight to our businesses. Born and raised in South Texas and of Mexican-American descent, Dr. Vale champions diversity and inclusion initiatives as the Executive Sponsor of 3M’s Latino Resource Network and as a member of our Board.

Other Public Company Boards

Age 54
Director since 2018
Independent
Committees
•Audit
•Finance
	Current	Past 5 Years
	None	None

Continuing Members of the Board – Current Term Ending at the 2022 Annual Meeting

Background

Jeffrey L. Harmening is the Chairman and Chief Executive Officer of General Mills, Inc., Minneapolis, Minnesota (a global manufacturer, marketer and supplier of food products). He holds or has held the following positions, all at General Mills:

•Chairman and Chief Executive Officer (since January 2018)

•Chief Executive Officer (June 2017 – January 2018)

•President and Chief Operating Officer (July 2016 – May 2017)

•Executive Vice President, Chief Operating Officer, U.S. Retail (May 2014 – June 2016)

•Senior Vice President, Chief Executive Officer, Cereal Partners Worldwide (July 2012 – April 2014)

Jeffrey L. Harmening
Age 53	Qualifications
Director since 2019

With over 20 years of service at General Mills in a variety of senior leadership roles across several business categories, including as its current Chairman and Chief Executive Officer, Mr. Harmening brings to our Board experience as a seasoned executive with strong business acumen and experience implementing the strategic direction for a publicly traded company with extensive distribution channels and supply chain operations. Furthermore, he brings experience in driving growth through customer-valued products and acquisitions and advancing diversity, equity and inclusion matters. In addition, he has significant experience managing operations around the world, including having lived in Europe for six years during his tenure at General Mills.

Independent
Committees
•Audit
•Finance

Other Public Company Boards
	Current	Past 5 Years
	General Mills, Inc.	None

Background

Joyce A. Mullen is the President, North America Businesses of Insight Enterprises, Inc., Tempe, Arizona (an information technology company), a role she has held since October 2020.

Previously, she held the following positions at Dell Technologies (a digital technology solutions company):

•President, Global Channel, OEM and IoT (November 2017-August 2020)

•Senior Vice President and General Manager, Global OEM and IoT Solutions (February 2015 – November 2017)

•Vice President and General Manager, Global OEM Solutions (February 2012 – February 2015)

•Prior positions include vice president–level leadership for sales operations, global strategy and planning, global alliances and services solutions

Ms. Mullen also spent 10 years in various leadership positions at Cummins Engine Company, including distribution, manufacturing and international business development.

Qualifications

Joyce A. Mullen
Age 58
Director since 2019
Independent
Committees

Ms. Mullen brings to our Board significant executive leadership skills, technology and smart-connected products expertise, strategic and innovative thinking and strong international business experience. She also contributes substantial knowledge of worldwide manufacturing, distribution channels, and supply chain strategies, including improving efficiencies in manufacturing operations using Six Sigma, Kaizen, and Lean techniques.

•Compensation & Human Resources
•Nominating & Governance

Other Public Company Boards
	Current	Past 5 Years
	None	None

Background

Richard M. Olson is our Chairman of the Board, President and Chief Executive Officer. He holds or has held the following positions, all at The Toro Company:

•Chairman (since November 2017)

•Chief Executive Officer (since November 2016)

•President (since September 2015)

•Chief Operating Officer (September 2015 – October 2016)

•Group Vice President, International Business, Micro Irrigation Business and Distributor Development (June 2014 – September 2015)

•Vice President, International Business (March 2013 – June 2014)

•Vice President, Exmark (March 2012 – March 2013)

Qualifications

Richard M. Olson
Age 57
Director since 2016

In his more than 34 years with our Company, Mr. Olson has developed and brings to our Board rich knowledge of the Company, including, in particular, our global businesses and operations, manufacturing processes, supply chain, distribution and channel development, and product development strategies. In addition, the broad experience he has gained through his past leadership of our various businesses and manufacturing operations provides him with a unique perspective regarding our growth initiatives and strategic direction. He contributes a deep commitment to quality, technological advancements, innovation, sustainability, diversity, ethical values and business conduct, and focus on customer service. As a result of his dual role as Chairman and CEO, Mr. Olson provides unique insight into our Company’s future strategies, opportunities and challenges and serves as a unifying element between our Board and Management.

Committees
None
Other Public Company Boards
	Current	Past 5 Years
	None	None

Background

James C. O’Rourke is the President and Chief Executive Officer of The Mosaic Company, Tampa, Florida (a global producer and marketer of combined concentrated phosphate and potash crop nutrients for the global agriculture industry). He holds or has held the following positions, all at The Mosaic Company:

•President and Chief Executive Officer (since August 2015)

•Executive Vice President—Operations and Chief Operating Officer (August 2012 – August 2015)

•Executive Vice President—Operations (January 2009 – August 2012)

Qualifications

James C. O’Rourke

Mr. O’Rourke brings to our Board significant leadership skills, strategic and innovative thinking and strong international business expertise. He also contributes substantial knowledge of worldwide manufacturing, distribution and supply chain strategies and environmental, health and safety matters. In addition, as a public company director and executive, Mr. O’Rourke contributes a solid understanding of executive compensation and corporate governance matters.

Other Public Company Boards

Age 60
Director since 2012
Independent
Committees
•Compensation & Human Resources (Chair) •Nominating & Governance
	Current	Past 5 Years
	The Mosaic Company	None

Continuing Members of the Board – Current Term Ending at the 2023 Annual Meeting

Background

Jeffrey M. Ettinger retired from Hormel Foods Corporation, Austin, Minnesota (a multinational manufacturer and marketer of consumer-branded food and meat products). He held the following positions, all at Hormel Foods:

•Chairman of the Board (October 2016 – November 2017)

•Chairman of the Board and Chief Executive Officer (November 2006 – October 2016)

•President (July 2004 – October 2015)

Qualifications

Jeffrey M. Ettinger

Mr. Ettinger brings to our Board strong business acumen, significant executive leadership attributes and relevant experience of driving growth through innovation and strategic acquisitions. Mr. Ettinger provides relevant insight and guidance with respect to numerous issues important to our Company, including, in particular, our strategy of driving growth in our business through the development of innovative, customer-valued products, expansion of our global presence through targeted acquisitions, and sustainability. Additionally, as an experienced public company director and former executive, he contributes knowledge of public company requirements and issues, including those related to corporate governance and executive compensation matters.

Age 62
Director since 2010
Independent
Committees
•Nominating & Governance (Chair) •Compensation & Human Resources
Other Public Company Boards
	Current	Past 5 Years
	Ecolab Inc. (Lead Director)	Hormel Foods Corporation

Background

Katherine J. Harless retired from Idearc Inc., Dallas/Fort Worth, Texas (a provider of sales, publishing and related services including Verizon Yellow Pages and SuperPages.com). She held the following positions:

•Director, Idearc (November 2006 – May 2008)

•President and Chief Executive Officer, Idearc (November 2006 – February 2008)

•President, Verizon Information Services Inc. (spun off by Verizon Communications, Inc. to become Idearc Inc., June 2000 – November 2006)

Ms. Harless retired as a director of the North Texas Chapter of the NACD (in 2020) and is an NACD Board Leadership Fellow.

Katherine J. Harless	Qualifications
Age 69

Ms. Harless brings to our Board executive leadership experience, management skills and knowledge of financial, executive compensation, corporate governance and other issues applicable to public companies. She provides a seasoned business perspective and valuable business, leadership and management insights with respect to our strategic direction.

Director since 2000
Independent
Committees
•Audit •Finance
Other Public Company Boards
	Current	Past 5 Years
	None	None

Background

D. Christian Koch is the Chairman, President and Chief Executive Officer of Carlisle Companies Incorporated, Scottsdale, Arizona (a diversified manufacturing company that produces and distributes a broad range of products). He holds or has held the following positions, all at Carlisle:

•President and Chief Executive Officer (since January 2016) and Chairman (since May 2020)

•President and Chief Operating Officer (May 2014 – January 2016)

•Group President, Carlisle Diversified Products (June 2012 – May 2014)

•President, Carlisle Brake & Friction (January 2009 – June 2012)

•President, Carlisle Asia-Pacific (February 2008 – January 2009)

D. Christian Koch	Qualifications
Age 56

Mr. Koch brings to our Board his experience as a seasoned executive with strong business acumen and significant experience managing distribution, supply chain, manufacturing and sales operations around the world as well as with mergers and acquisitions. In addition, as a public company director and executive, Mr. Koch contributes a solid understanding of financial oversight, strategic planning, executive compensation and corporate governance.

Director since 2016
Independent
Committees
•Compensation & Human Resources •Nominating & Governance
Other Public Company Boards
	Current	Past 5 Years
	Carlisle Companies Inc.	Arctic Cat Inc.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include: director qualifications and responsibilities; Board committees; director board limits; director access to officers and employees; director compensation; director independence; related party transactions; director orientation and continuing education; CEO evaluation and management succession; and Board annual self-evaluation. Our Corporate Governance Guidelines provide, among other things, that:

•	The Board will have a majority of directors who meet the criteria for independence required by law, the SEC and the NYSE listing standards;
•

No director that is either a CEO or other executive officer of another public company shall sit on the board of directors of more than two publicly held companies and no other director shall sit on the board of more than four publicly held companies, each without the approval of the Nominating & Governance Committee;

•

No director who is an active, full-time employee of our Company shall serve as a director of more than one other publicly held company and there shall be no interlocking board memberships without the approval of the Nominating & Governance Committee;

•	While the Board does not believe it should establish age limits, any director who has attained the age of 70 should volunteer not to stand for re-election;
•

The CEO will annually review with the Board top management succession plans, including development plans for succession candidates, and will periodically review with the Board an emergency leadership preparedness plan applicable in the event the CEO unexpectedly becomes incapacitated or otherwise is unable to serve; and

•	The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

From time to time the Board, upon recommendation of the Nominating & Governance Committee, reviews and updates our Corporate Governance Guidelines as it deems necessary and appropriate. Our Corporate Governance Guidelines can be found on our website at www.thetorocompany.com/corporategovernance.

Board Leadership Structure

Our Corporate Governance Guidelines provide that (i) our Board has no policy with respect to the separation of the offices of the Chairman and the CEO; (ii) our Board believes that this issue is part of the succession planning process and will be reviewed as the Nominating & Governance Committee deems it appropriate; and (iii) (a) if the offices of Chairman and CEO are held by the same person, or (b) the Chairman does not meet the criteria for “independence” as established by applicable law, the rules and regulations of the SEC or the NYSE listing standards, then the Board, upon recommendation of the Nominating & Governance Committee, shall appoint a Lead Independent Director, who shall have such duties as are described in the Corporate Governance Guidelines or otherwise determined by the Board. The Board believes it is appropriate not to have a policy requiring the separation of the offices of the Chairman and the CEO so that the Board may make this determination based on what it believes is best under the current circumstances. However, the Board endorses the concept of an independent, non-employee director being in a position of leadership and, thus, our Corporate Governance Guidelines require a Lead Independent Director when the Chairman is not independent.

Our Board is currently chaired by Richard M. Olson, our Chairman and CEO. Our Lead Independent Director, selected by the Board, is Gary L. Ellis. Our Nominating & Governance Committee and Board believe that our current Board leadership structure ensures a strong and independent Board of Directors, provides effective governance, creates appropriate oversight for the long-term benefit of our shareholders and is appropriate for several reasons, including: (i) Mr. Olson’s extensive knowledge of our Company, our business, operations and industry, obtained through his more than 34 years of service to our Company, which benefit Board leadership and the Board’s decision-making process through his active role as Chairman; (ii) unification of Board leadership and strategic direction as implemented by our Management; and (iii) appropriate balance of risks relating to concentration of authority through the oversight of our independent and engaged Lead Independent Director and Board.

As our Lead Independent Director, Mr. Ellis (i) assists Mr. Olson in establishing the agendas for Board meetings and the schedule of agenda subjects to be discussed during the year, to the extent such subjects can be foreseen; (ii) presides at regularly scheduled executive sessions of the non-employee directors without Management present; (iii) together with the Chair of the Compensation & Human Resources Committee, communicates to Mr. Olson the results of his annual performance review and compensation; and (iv) together with the Chair of the Nominating & Governance Committee, leads the Board’s annual self-evaluation. With more than 14 years of continuous service on our Board, Mr. Ellis has developed considerable knowledge of our Company, our business and our industry. Mr. Ellis also has significant public company experience. In addition to serving as our Lead Independent Director, Mr. Ellis serves as the Chair of our Finance Committee.

Director Independence

The Board, following consideration of all relevant facts and circumstances and upon recommendation of the Nominating & Governance Committee, has affirmatively determined that each director who served as a member of our Board during fiscal 2020 (Janet K. Cooper, Gary L. Ellis, Jeffrey M. Ettinger, Katherine J. Harless, Jeffrey L. Harmening, D. Christian Koch, Joyce A. Mullen, James C. O’Rourke, Gregg W. Steinhafel and Michael G. Vale) other than Richard M. Olson, our Chairman and CEO, is independent. These determinations were made because each such person has no material relationship with our Company, our Management, our independent registered public accounting firm, or external auditor, our independent external compensation consultant or our external compensation legal advisers, and otherwise meets the independence requirements as established by applicable law, the rules and regulations of the SEC and the NYSE listing standards. The Board based its independence determinations, in part, upon a review by the Nominating & Governance Committee and the Board of certain transactions between us and the employers of certain of our directors, each of which was deemed to be pre-approved under our Corporate Governance Guidelines in that each such transaction was made in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to us or such unaffiliated corporation, and in which the director had no direct or indirect personal interest, nor received any personal benefit.

Director Attendance; Executive Sessions

The Board held nine meetings during fiscal 2020. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which he or she served. Our Corporate Governance Guidelines provide that the non-employee directors will meet in regularly scheduled executive sessions without Management. At each regular Board meeting held during fiscal 2020 our non-employee directors met in executive session without Management present and such meetings were presided over by our Lead Independent Director.

We expect all of our directors and our director nominees to attend our annual meeting of shareholders and we customarily schedule a regular Board meeting on the same day as our annual meeting. Seven of the ten non-employee directors serving at the time of our 2020 Annual Meeting of Shareholders held on March 17, 2020 were in attendance.

Board Committees

The Board has four committees, the Audit Committee, Compensation & Human Resources Committee, Nominating & Governance Committee, and Finance Committee. Each committee has a charter that is posted on our website at www.thetorocompany.com/corporategovernance. The charter of each committee describes the principal functions of the committee. As provided in their respective charters, each of the Compensation & Human Resources Committee, Nominating & Governance Committee, and Finance Committee may form and delegate authority to subcommittees when appropriate. Additionally, the Compensation & Human Resources Committee may delegate to one or more executive officers of the Company the authority to approve equity compensation awards under established equity compensation plans of the Company to employees other than the executive officers of the Company. On an annual basis the Audit Committee, Nominating & Governance Committee and Compensation & Human Resources Committee review the adequacy of their charter and their performance. The Finance Committee periodically reviews its charter and performance, with such review historically conducted on an annual basis. The Chair of each Board committee provides a summary of the matters discussed in their committee meeting to the full Board.

The Board has determined that each of the members of the Audit Committee, Compensation & Human Resources Committee and Nominating & Governance Committee meets the independence and other requirements established by applicable law, the rules and regulations of the SEC, the NYSE listing standards and the Internal Revenue Code of 1986, as amended, or Code, as applicable.

The current membership of each committee, the number of times each committee met, including by executive session, during fiscal 2020 and key functions of each committee are noted in the following table. Mr. Olson is not a member of any Board committee. In fiscal 2020 Mr. Olson attended, and currently may attend, various committee meetings, or portions of such meetings as appropriate, as a member of Management at the invitation of such Board committees.

Audit Committee

Key Committee Functions

• Oversees the accounting and financial reporting processes, audits of consolidated financial statements and internal controls over financial reporting

• Selects, compensates and evaluates independent external auditor

• Reviews with Management and external auditor Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and earnings releases

• Reviews general policies and procedures with respect to accounting and financial matters, internal controls and disclosure controls and procedures

• Reviews internal audit’s annual audit plans, performance, audit recommendations and applicable responses from Management

• Reviews Code of Conduct and Code of Ethics for CEO and Senior Financial Personnel, and policies and procedures for the receipt, retention and treatment of complaints from employees on accounting, internal accounting controls or auditing matters

• Provides oversight for the Enterprise Risk Management, or ERM, process

• Reviews Information Services strategy and security activities

Committee Members(1)

Ms. Cooper (Chair)

Mr. Ellis

Ms. Harless

Mr. Harmening

Dr. Vale

During Fiscal 2020

Number of Meetings: 11

Number of Executive Sessions:

with Committee – 6

with Management – 7

with internal auditor – 5

with external auditor – 5

(1)The Board has determined that all members of the Audit Committee are financially literate and that each of Janet K. Cooper and Gary L. Ellis meets the definition of “audit committee financial expert.” Other members of the Audit Committee who currently are serving or have served as chief executive officers or chief financial officers of other public companies also may be considered financial experts, but the Board has not so designated them.

Compensation & Human Resources Committee

Key Committee Functions

• Approves the compensation levels, salaries, incentive opportunities and other compensation arrangements for the CEO and executive officers

• Reviews compensation policies and practices as they affect all employees and relate to risk management practices and risk-taking incentives

• Evaluates the CEO’s performance

• Oversees human capital management activities

• Approves performance goals for performance based awards

• Reviews with Management the Compensation Discussion and Analysis, the Committee report on executive compensation, and any compensation-related proposals, including say-on-pay and frequency of say-on-pay proposals

• Reviews non-employee director compensation components and amounts

Committee Members(2) Mr. O’Rourke (Chair) Mr. Ettinger Mr. Koch Ms. Mullen Mr. Steinhafel During Fiscal 2020 Number of Meetings: 4 Number of Executive Sessions: 3
(2)	As a result of Gregg Steinhafel’s retirement prior to the annual meeting, the Compensation & Human Resources Committee will consist of four members at the time of the annual meeting.

Nominating & Governance Committee

Key Committee Functions

• Reviews and recommends to the Board the size and composition of the Board and its committees

• Identifies individuals qualified to become Board members

• Recommends to the Board director nominees for election at the annual meeting

• Oversees the annual evaluation of the Board

• Reviews and recommends to the Board any proposed amendments or changes to Restated Certificate of Incorporation or Amended and Restated Bylaws

• Reviews Corporate Governance Guidelines and recommends to the Board any changes

• Reviews sustainability activities

• Monitors corporate governance trends

Committee Members(3) Mr. Ettinger (Chair) Mr. Koch Ms. Mullen Mr. O’Rourke Mr. Steinhafel During Fiscal 2020 Number of Meetings: 2 Number of Executive Sessions: 2
(3)	As a result of Gregg Steinhafel’s retirement prior to the annual meeting, the Nominating & Governance Committee will consist of four members at the time of the annual meeting.

Finance Committee

Key Committee Functions

• Reviews, and recommends to the Board as required, capital structure and related financial policies and long-range objectives, capital expenditures, tax strategies and restructuring projects, financing arrangements and cash or any special dividends

• Reviews and recommends to the Board the authorization for the issuance or repurchase of equity or long-term debt

• Reviews use of derivative, hedging and similar instruments to manage financial, currency and interest rate exposure

• Evaluates, and recommends to the Board as required, financing implications of certain proposed merger, acquisition, divestiture, joint venture and other business combination transactions or investments

Committee Members Mr. Ellis (Chair) Ms. Cooper Ms. Harless Mr. Harmening Dr. Vale During Fiscal 2020 Number of Meetings: 4 Number of Executive Sessions: 2

Board’s Role in Risk Oversight

Management is primarily responsible for the identification, assessment and management of the key risks faced by our Company. We engage in an enterprise risk management, or ERM, process, which is coordinated primarily through our internal audit function, and involves:

•

identification by executive team and senior leaders of our business functions and divisions of the risks relevant to our enterprise-wide strategic priorities of accelerating profitable growth, driving productivity and operational excellence and empowering people;

•	assessment of the materiality of those risks, based on expected probability of occurrence and severity of impact;
•	to the extent prudent and feasible, development of strategies and plans to monitor, mitigate and control such risks; and
•

scheduled reports of the identified risks as part of the applicable strategy review or separately as a particular risk review, as considered necessary, to the Board and/or relevant committee, as applicable.

The Board’s oversight of these risks primarily occurs in connection with the exercise of its responsibility to oversee our business, including through the review of our long-term strategic plans, annual operating plans, financial results, merger and acquisition related activities, material legal proceedings, and management succession plans. In addition, the Board relies on its committees to assist with risk oversight within their respective areas of responsibility and expertise as follows:

•

The Audit Committee assists through its oversight of the quality and integrity of our financial reports; compliance with applicable legal and regulatory requirements; qualifications, performance and independence of our external auditor; performance of our internal audit function; accounting and reporting processes, including those in connection with business combination purchase accounting and accounting and financial reporting integration activities; strategy, performance and experience of our information technology and security function and practices, including those related to cybersecurity; performance of our health and safety program; our Code of Conduct and ethics program; and our general policies and procedures regarding accounting and financial matters and internal controls. The Audit Committee is also responsible for providing oversight of our ERM process by discussing our procedures with respect to risk assessment and risk management, including our major financial and business risk exposures and the steps Management has taken to monitor, mitigate and control such exposures.

•

The Compensation & Human Resources Committee assists through its oversight of our compensation and human capital management programs and policies, including executive compensation, organizational, diversity and corporate culture plans and strategies. A discussion of the Compensation & Human Resources Committee’s assessment of compensation policies and practices as they relate to our Company’s risk management is found under “Assessment of Risk Related to Compensation Programs” on page 43.

•

The Finance Committee assists through its oversight of our capital structure and related policies; long-range objectives; tax strategies and restructuring projects; financing requirements and arrangements; equity and debt issuances and repurchases; use of derivative, hedging and similar instruments; annual capital budget and capital expenditures; D&O and liability insurance coverage; the delegated responsibilities of our Management Investment Committee relating to our ERISA-regulated employee benefit plans; and through its evaluation of, among other things, the financial impact of certain proposed business combination transactions.

•

The Nominating & Governance Committee assists through its oversight of our overall corporate governance structure and policies, including director nominations, director retirements, director independence and qualifications, Board leadership structure, Board committee structure; review of our sustainability initiative, Sustainability Endures, and environmental, social and governance, or ESG, considerations and ratings; and monitoring of corporate governance trends.

The Board believes that its oversight of risk is enhanced by its current leadership structure, as previously discussed, because our Chairman and CEO, who is ultimately responsible for our Management’s risk responsibility, also chairs regular Board meetings and, with his in-depth knowledge and understanding of our Company, is well positioned to bring key business issues and risks to the attention of the full Board.

Executive Compensation Process

At the beginning of each fiscal year, the Compensation & Human Resources Committee reviews and approves compensation for each of our executive officers which generally includes:

•	changes, if any, to base salary; and
•	incentive awards, including:
−

annual cash incentive awards for the current fiscal year, including (i) participation targets expressed as a percentage of base salary, target payout amounts, and maximum cash payout amounts, and (ii) performance measures, weightings, goals and adjustment events; and

−

long-term incentive awards, including (i) stock option awards and (ii) three-year performance share awards, including (a) target share payout amounts and maximum share payout amounts, and (b) performance measures, weightings, goals and adjustment events.

In connection with this review and approval, the Compensation & Human Resources Committee receives information regarding:

•	market base salary, total cash compensation and total direct compensation data and analysis prepared by its independent external compensation consultant;
•	total cash compensation to be paid for the fiscal year if annual cash incentive awards are achieved and paid at target;
•	prior fiscal year target equity values; and
•	total direct compensation for the fiscal year, assuming equity awards at target.

Additionally, the Committee obtains executive compensation recommendations from our Chairman and CEO, Vice President, Human Resources and General Counsel, and Managing Director, Total Rewards and Employee Services that reflect individual performance; future potential; corporate and/or division performance, as applicable; tenure in the position; comparison to market; level of professional experience; duties and responsibilities; internal pay comparisons; and outside market factors, including general economic conditions. In addition, as needed during the fiscal year, the Committee reviews significant events that have occurred at our Company, including merger and acquisition activity and, for fiscal 2020, the impact of the COVID-19 pandemic, and assesses whether such events necessitate a change in compensation for our executive officers.

Neither the Chairman and CEO nor the Vice President, Human Resources and General Counsel provide input or recommendations with respect to his or her own compensation. The Chair of the Committee is also responsible for coordinating a performance evaluation for the Chairman and CEO based on feedback from all non-employee directors in connection with the ratification of the Chairman and CEO’s compensation by the Board. Information on the compensation of our named executive officers is found under “Executive Compensation” beginning on page 28. Also, at the beginning of each fiscal year, the Committee certifies the achievement of the applicable performance goals previously established by the Committee for the annual cash incentive awards and performance share awards and approves resulting payouts, if any.

The Compensation & Human Resources Committee retained Willis Towers Watson to assist in the design and review of our executive compensation program during fiscal 2020. Additional information regarding the role of Willis Towers Watson during fiscal 2020 is found under “Compensation Discussion and Analysis—Role of the Independent External Compensation Consultant” on page 32. From time to time, the Committee also has engaged Willis Towers Watson to perform other compensation consulting services, which in fiscal 2020 included a review of non-employee director compensation, an assessment of risk as it relates to our incentive plans, compensation consulting services relating to incentive plan performance measures and marketplace practices, and compensation consulting advice relating to how companies were navigating compensation matters during the COVID-19 pandemic. For the services performed for us in fiscal 2020, the Committee assessed the independence of Willis Towers Watson pursuant to SEC and NYSE rules and concluded that the work of Willis Towers Watson did not raise any conflicts of interest. Representatives from Willis Towers Watson attended all of the Committee meetings in fiscal 2020, including executive sessions without Management present, to act as a resource to the Committee in carrying out its responsibilities. The Committee, through its Chair, can request an independent meeting with representatives from our independent external compensation consultant at any time. The Committee also has the authority to obtain advice and assistance from external legal, accounting or other advisers.

Director Nomination and Refreshment Process

In identifying new nominees for election to the Board when vacancies occur, the Nominating & Governance Committee may solicit recommendations for nominees from other members of our Board or Senior Management. In addition, the Committee may (i) consider candidates put forth by external search or placement firms, (ii) formally engage such firms to assist it in identifying and evaluating qualified nominees, and/or (iii) consider certain individuals who contacted the Chairman of the Board, the Lead Independent Director and/or the Board of Directors and expressed an interest in serving on the Board.

When reviewing the requisite skills and characteristics of potential new director nominees, the Nominating & Governance Committee, pursuant to our Corporate Governance Guidelines, will consider a variety of criteria, including an individual’s independence, diversity, age, skills, business experience, professional experience and industry experience, each in the context of the needs of the Board as a whole. Although the Committee does not have a formal policy regarding consideration of diversity in identifying director nominees, the Committee will evaluate a nominee based on his or her background, skills, business and professional experiences, viewpoints, and geographical representation, as well as more traditional diversity factors. As a result, the composition of the current Board reflects diversity in business and professional experiences, age, gender, race/ethnicity, background, and skills. In addition, the Committee and the Board are committed to having a Board that is diverse from a gender, race, and/or ethnicity perspective and will look to add individuals to our Board that have such diversity attributes, along with requisite experience, to further bolster the diversity of our Board as opportunities arise.

Once a proposed candidate is identified, the Nominating & Governance Committee may solicit the views of Senior Management, Board members and any other individuals it believes may have insight into a particular candidate. The Committee may designate one or more of its members and/or other Board members to interview any proposed candidate. The Committee then will recommend a director nominee to the Board based on its evaluation of such criteria.

The Nominating & Governance Committee will consider director candidates recommended to it by our shareholders. Those candidates must be qualified and exhibit the experience and expertise required of the Board’s own pool of candidates, as well as have an interest in our business, and the demonstrated ability to attend and prepare for Board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. The Committee will evaluate candidates recommended by shareholders using the same criteria it uses to evaluate candidates recommended by others as described above. A shareholder that desires to nominate a person for election to the Board at a meeting of shareholders must follow the specified advance notice requirements contained in, and provide the specific information required by, our Amended and Restated Bylaws. The current requirements of our Amended and Restated Bylaws are as described under “Shareholder Proposals and Director Nominations for the 2022 Annual Meeting” beginning on page 65.

Related Person Transactions and Policies and Procedures Regarding Related Person Transactions

Our Corporate Governance Guidelines set forth in writing our policies and procedures regarding the review, approval and ratification of related person transactions. All reportable related person transactions must be reviewed, approved or ratified by the Nominating & Governance Committee. In determining whether to approve or ratify such transactions, the Committee will take into account, among other factors and information it deems appropriate:

•	the related person’s relationship to our Company and interest in the transaction;
•	the material facts of the transaction;
•	the benefits to our Company of the transaction; and
•

an assessment of whether the transaction is (to the extent applicable) in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, and whether the related person had any direct or indirect personal interest in, or received any personal benefit from, such transaction.

Transactions in the ordinary course of business, between us and an unaffiliated corporation of which one of our non-employee directors or director nominees serves as an officer, that are at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in which the non-employee director or director nominee had no direct or indirect personal interest, nor received any personal benefit, and in amounts that are not material to our business or the business of such unaffiliated corporation, are deemed conclusively pre-approved.

Board of Directors Business Ethics Policy Statement

It is our policy to maintain the highest level of moral, ethical and legal standards in the conduct of our business. Pursuant to our Corporate Governance Guidelines, the Board has adopted, and each director annually signs, a Board of Directors Business Ethics Policy Statement. The policy can be found on our website at www.thetorocompany.com/ethics.

Code of Conduct and Code of Ethics for our CEO and Senior Financial Personnel

All of our directors and employees are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest level of moral, ethical and legal standards. We also have a Code of Ethics for our CEO and Senior Financial Personnel applicable to our CEO (our principal executive officer), our Vice President, Treasurer and Chief Financial Officer (our principal financial and accounting officer), and certain senior accounting and/or treasury personnel who are also bound by the provisions set forth in the Code of Conduct relating to ethical conduct, conflicts of interest and compliance with the law. Our Code of Conduct and Code of Ethics for our CEO and Senior Financial Personnel can be found on our website at www.thetorocompany.com/ethics. If necessary, we intend to satisfy the disclosure requirements of Item 5.05 of the Current Report on Form 8-K regarding amendments to or waivers from any provision of our Code of Ethics for our CEO and Senior Financial Personnel by posting such information on our website at www.thetorocompany.com/ethics.

Communications with Directors

Shareholders and other interested parties may communicate directly with our Board of Directors, our Board committees, our non-employee directors as a group, our Lead Independent Director, or any other specified individual director in writing by (i) sending a letter addressed to The Toro Company Board of Directors, c/o General Counsel, 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, or (ii) sending an email to boardofdirectors@toro.com. Substantive communications, such as corporate governance matters or potential issues relating to accounting, internal controls or other auditing matters, are forwarded by our General Counsel to the relevant director(s) as appropriate. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, donation requests, questions about our products, and other such matters, are handled directly by our Management.

Complaint Procedures

We maintain procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A 24-hour, toll-free confidential ethics helpline and a confidential web-based reporting tool are available for the submission of concerns regarding these and other matters by any employee. Concerns and questions received through these methods relating to accounting, internal accounting controls or auditing matters are promptly brought to the attention of the Chair of the Audit Committee and are handled in accordance with procedures established by the Audit Committee. Complete information regarding our complaint procedures is contained within our Code of Conduct, which may be accessed on our website as noted above.

DIRECTOR COMPENSATION

Director Compensation Program for Fiscal 2020

Overview.    Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our shareholders. At the beginning of fiscal 2020, our non-employee director compensation was expected to be comprised of equity compensation, in the form of annual stock and stock option awards, and cash compensation, in the form of annual retainers that are paid quarterly. However, recognizing the significance of the COVID-19 pandemic and the uncertainty at that time as to the impact that the pandemic could have on our business and employees, in April 2020, the Board decided to cancel their fiscal 2020 quarterly retainer payments and determined that an amount equal to such payments should instead be donated by TTC to the Melrose/Hoffman Employee Critical Needs Fund to help support our employees during this critical time.  As such, an amount equal to the cancelled retainers that would otherwise have been payable in each of our third and fourth fiscal quarters of 2020 was donated to the Melrose/Hoffman Employee Critical Needs Fund.

Each of the components of our Board compensation is described in more detail below. The Board compensation program structure, together with the feature of The Toro Company Amended and Restated 2010 Equity and Incentive Plan, as amended and restated, or the 2010 Plan, that enables our directors to elect to receive a portion or all of their cash compensation in the form of our common stock, causes a substantial portion of our non-employee director compensation to be linked to our common stock performance. As a current employee director, Mr. Olson does not receive any additional compensation for his service as a director.

Process for Consideration and Determination of Director Compensation.    The Board has delegated to the Compensation & Human Resources Committee the responsibility, among other things, to review and recommend to the Board any proposed changes in non-employee director compensation. In connection with such review, the Compensation & Human Resources Committee is assisted in performing its duties by our Human Resources Department and also engages an independent external compensation consultant to provide analysis regarding non-employee director compensation.

The Compensation & Human Resources Committee engaged Willis Towers Watson to review our non-employee director compensation for fiscal 2020. The Willis Towers Watson review consisted of, among other things, analysis of board and committee compensation trends, a competitive assessment based on a selected group of manufacturing companies operating in the United States that are similar in size to us from a revenue and market capitalization perspective, and a separate analysis of lead director compensation. In September 2019, prior to the beginning of fiscal 2020, the Compensation & Human Resources Committee considered this data and recommended to the Board that certain changes be made to the non-employee director compensation program for fiscal 2020 from fiscal 2019, including increases in the annual stock award and the annual Board retainer, and the Board approved these changes. Subsequently, due to the worldwide impact of the COVID-19 pandemic, in April 2020, the Board took action to cancel the third and fourth quarter fiscal 2020 cash retainers and directed TTC to donate a like amount to the Melrose/Hoffman Employee Critical Needs Fund. Cash retainers were reinstated at the beginning of fiscal 2021 and no changes were made to the structure or amounts of our non-employee director compensation for fiscal 2021.

Elements of Our Non-Employee Director Compensation Program.    The following table sets forth our fiscal 2020 non-employee director compensation program.

Non-Employee Director Compensation	Fiscal 2020 ($)
Annual Stock Award Value	65,000
Annual Stock Option Award Value	55,000
Annual Board and Committee Member Retainers
Board	85,000
Audit Committee Member	12,500
Compensation & Human Resources Committee Member	7,000
Nominating & Governance Committee Member	6,000
Finance Committee Member	6,000
Annual Lead Independent Director and Committee Chair Additional Retainers
Lead Independent Director	25,000
Audit Committee Chair	20,000
Compensation & Human Resources Committee Chair	12,000
Nominating & Governance Committee Chair	7,500
Finance Committee Chair	7,500

The following summarizes the key characteristics of the elements of our non-employee director compensation program:

Element	Key Characteristics
Annual Retainers

Each Board and committee member, committee chair and the Lead Independent Director receives annual retainers for their respective service on our Board.  These retainers are paid quarterly, however, the fiscal 2020 third and fourth quarter retainers were cancelled and a like amount was donated by TTC to the Melrose/Hoffman Employee Critical Needs Fund.

Stock Awards

On the first business day of our fiscal year shares of our common stock are automatically granted under the 2010 Plan. The stock award is determined by dividing the stock award value by the average of the closing prices of our common stock during the three months prior to the grant. The shares are fully vested at the time of grant.

Stock Option Awards

On the first business day of our fiscal year, a stock option to purchase shares of our common stock is automatically granted under the 2010 Plan. The stock option award is determined by dividing the stock option award value by the grant date fair value of a stock option to purchase one share of our common stock. See below for additional information regarding vesting of stock option grants.

Common Stock In Lieu of Annual Retainers

Our non-employee directors may elect to convert a portion or all of their calendar year annual retainers otherwise payable in cash into shares of our common stock. Annual retainers earned after the date a director makes a stock-in-lieu of cash election for a calendar year are issued in shares of our common stock in December of that year, the number of which is determined by dividing the dollar amount of the annual retainers earned in the calendar year and elected to be converted into shares of our common stock by the closing price of our common stock on the date that the shares are issued.  Consistent with the cancellation of the fiscal third and fourth quarter retainers and corresponding reduction in cash retainers for fiscal 2020, the common stock received in lieu of retainers was also reduced accordingly and a like cash amount was donated to the Melrose/Hoffman Employee Critical Needs Fund.

Deferred Compensation Plan

Non-employee directors may elect to defer receipt of all or a part of his or her stock award and/or cash compensation on a calendar year basis under The Toro Company Deferred Compensation Plan for Non-Employee Directors, or the Deferred Plan for Directors. Because the value of a director’s deferred compensation account fluctuates, as applicable, based on the market value of our common stock or based on a rate of return on funds that are comparable to funds available in The Toro Company Retirement Plan, or Retirement Plan, earnings on deferred compensation are not preferential. Dividends paid on our common stock are credited to a director’s account as additional common stock units. A director is fully vested in his or her deferred compensation accounts. Distributions under the Deferred Plan for Directors are payable in accordance with the director participant’s prior distribution elections upon the earliest of retirement, prior to retirement if a valid election has been made or in an unforeseeable financial emergency.

Company Products

Each of our non-employee directors is entitled to receive certain Company products and related parts, service and accessories for his or her personal use, at no cost; provided, however, that directors are responsible for payment of applicable taxes attributable to the value of such items. The value of products, parts and accessories is deemed to be our distributor net price or its equivalent, which is also the price at which such items are generally available to our employees for purchase.

Element	Key Characteristics
Charitable Giving

We offer a matching gift program for our non-employee directors, similar to the matching gift program offered to all employees, which provides that a gift or gifts by a director and/or his or her spouse to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $1,000 per director per year.

Indemnification and D&O Insurance

Each non-employee director is a party to an indemnification agreement with us pursuant to which we have agreed to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Restated Certificate of Incorporation and continued coverage under our D&O insurance.

Stock Option Vesting.    Except as described below, stock options granted to our non-employee directors vest in three equal installments on each of the first, second and third year anniversaries of the grant date and remain exercisable for a term of ten years after the grant date.

If a director becomes disabled or dies, all outstanding unvested stock options will vest in full on the date the director’s service ceases by reason of such disability or death and all outstanding stock options may be exercised up to the earlier of the date the stock options expire or one year after the date the director’s service ceased by reason of such disability or death.

If a director has served as a member of the Board for ten full fiscal years or longer and terminates his or her service on the Board, other than due to death or disability, his or her outstanding unvested stock options will continue to vest in accordance with their terms and the director may exercise the vested portions of the stock options for up to four years after the director’s date of termination, but not later than the date the stock options expire. If a director has served as a member of the Board for less than ten full fiscal years and terminates his or her service on the Board, other than due to death or disability, his or her outstanding unvested stock options will expire and be canceled and the director may exercise any vested portions of the stock options for up to three months after the director’s date of termination, but not later than the date the stock options expire. The following directors have served as a member of the Board for ten full fiscal years or longer: Janet K. Cooper, Gary L. Ellis, Katherine J. Harless, Jeffrey M. Ettinger and Gregg W. Steinhafel.

If there is a change in control of our Company, stock options granted under the 2010 Plan will vest immediately and remain exercisable for the remaining term. The general definition of a change in control under the 2010 Plan is described under “Potential Payments upon Termination or Change in Control—Change in Control” beginning on page 57.

Director Compensation for Fiscal 2020

The following table provides summary information concerning the compensation of each individual non-employee director who served during fiscal 2020. Richard M. Olson, our Chairman and CEO, is not compensated separately for his service as a director. Mr. Olson’s compensation is discussed in the “Executive Compensation” section beginning on page 28. Amounts in the table are not reduced to reflect elections, if any, by the non-employee directors to defer receipt of compensation. Deferral elections are described in more detail in the footnotes to the table. Earnings on nonqualified deferred compensation are not on a basis that is considered to be above-market or preferential.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)(5)	All Other Compensation ($)(6)	Total ($)
Janet K. Cooper	61,750	69,255	54,998	1,206	187,209
Gary L. Ellis	68,000	69,255	54,998	574	192,827
Jeffrey M. Ettinger	52,750	69,255	54,998	0	177,003
Katherine J. Harless(7)	51,750	69,255	54,998	0	176,003
Jeffrey L. Harmening	51,750	69,255	54,998	0	176,003
D. Christian Koch	49,000	69,255	54,998	0	173,253
Joyce A. Mullen(7)	49,000	69,255	54,998	0	173,253
James C. O’Rourke	55,000	69,255	54,998	1,008	180,261
Gregg W. Steinhafel	49,000	69,255	54,998	3,689	176,942
Michael G. Vale(7)	51,750	69,255	54,998	637	176,640

(1)

Unless a director elected to defer receipt or convert a portion or all of his or her annual retainers into shares of our common stock, the fiscal 2020 first and second quarter payments of the annual retainers were paid in cash at the beginning of such fiscal quarter.  In light of the COVID-19 pandemic and regardless of any prior election to defer receipt or convert cash retainers into shares, the fiscal 2020 third and fourth quarter payments of the annual retainers were cancelled and a like amount was donated by TTC to the

Melrose/Hoffman Employee Critical Needs Fund; therefore, these cancelled amounts are excluded from this column because they are not considered earned or paid pursuant to Item 402 of Regulation S-K.
(2)

The following directors elected to convert all of their reduced annual cash retainers into the following shares of our common stock, which number of shares received was based on the closing stock price of our common stock on December 15, 2020 of $92.56: Mr. Ettinger—569 shares; and Mr. Harmening—559 shares.

(3)

On November 1, 2019, 892 shares of our common stock were granted to each non-employee director with the calculation as to the number of shares based on the average of the closing prices of our common stock during the three months prior to the grant, which was $72.85. However, the amount reported in the table represents the grant date fair value, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 718. The closing price on the grant date of $77.64 was used in calculating the grant date fair value. The stock awards granted on November 1, 2019 were the only stock awards granted to directors during fiscal 2020. As of October 31, 2020, no directors held any restricted stock or other unvested stock awards.

(4)

On November 1, 2019, a stock option to purchase 3,521 shares of our common stock was granted to each non-employee director. The amount reported in the table represents the grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value is based on a Black-Scholes model valuation of $15.62 per share. The following assumptions were used in the Black-Scholes calculation: a risk-free interest rate of 1.67%; expected life of 6.5 years; expected volatility of 19.352%; and an expected dividend yield of 0.95%. The exercise price per share is equal to 100% of the fair market value of one share of our common stock on the grant date, as determined by the closing price for our common stock, which was $77.64 on November 1, 2019. The actual value of the stock option awards, if any, to be realized by a director depends upon whether the price of our common stock at exercise is greater than the exercise price of the stock options. The stock option awards granted on November 1, 2019 were the only stock options granted to directors during fiscal 2020.

(5)

As of October 31, 2020, the aggregate number of stock options (exercisable and unexercisable) held by each director who served during all or part of fiscal 2020 was as follows: Ms. Cooper—38,976; Mr. Ellis—49,024; Mr. Ettinger—49,024; Ms. Harless—38,976; Mr. Harmening—3,521 Mr. Koch—16,800; Ms. Mullen—3,521; Mr. O’Rourke—32,134; Mr. Steinhafel—27,030; and Dr. Vale—8,003.

These numbers are different from the numbers set forth in the “Stock Options” column in footnote (2) to the “Directors and Executive Officers” stock ownership table beginning on page 62 which (i) sets forth information as of January 19, 2021 and (ii) does not include options that will become exercisable more than 60 days after January 19, 2021.

(6)

We generally do not provide perquisites and other personal benefits to our non-employee directors other than Company products for personal use. The amount reported includes for (i) each of Mr. Steinhafel and Dr. Vale the value of products, parts, service or accessories, as described under “Company Products” on page 21; (ii) Ms. Cooper, a charitable donation under our director matching gift program, as described under “Charitable Giving” on page 21; and (iii) each of Ms. Cooper and Messrs. Ellis, Steinhafel and O’Rourke the incremental cost to the Company for spousal travel in connection with an off-site board meeting.

(7)

Ms. Harless, Ms. Mullen and Dr. Vale elected to defer receipt of their (i) calendar 2019 and calendar 2020 retainers earned in fiscal 2020, and (ii) the annual stock award granted on November 1, 2019, each under the Deferred Plan for Directors.

PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee selects our external auditor. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our external auditor and determines whether to re-engage the current external auditor. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the external auditor, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the external audit firm; the external auditor’s global capabilities relative to our business; the external auditor’s knowledge of our operations; and the external auditor’s fees. Upon consideration of these and other factors, the Audit Committee has selected KPMG LLP, or KPMG, to serve as our external auditor for fiscal 2021. Although it is not required to do so, the Board, as it traditionally has done in the past, is asking our shareholders to ratify the Audit Committee’s selection of KPMG. If our shareholders do not ratify the selection of KPMG, the Audit Committee may reconsider its selection. Even if the selection is ratified by our shareholders, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.

Representatives of KPMG will be present at the annual meeting to answer appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The following table sets forth the aggregate fees billed to us for professional services rendered by KPMG for fiscal 2020 and fiscal 2019 by category, as described in the footnotes to the table.

	Fiscal 2020 ($)	Fiscal 2019 ($)
Audit Fees(1)	2,017,300	2,112,115
Audit-Related Fees(2)	70,000	61,500
Tax Fees(3)	245,026	228,871
All Other Fees	0	0

(1)

Consist of aggregate fees billed, or expected to be billed, for fiscal 2020 and fiscal 2019, respectively, for professional services rendered by KPMG in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits of certain of our international subsidiaries and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Fees for fiscal 2019 also include audit work related to the Charles Machine Works (“CMW”) acquisition and for fiscal 2020 include audit work related to the CMW and Venture Products acquisitions.

(2)	Consist of aggregate fees billed for KPMG’s services related to audits of employee benefit plans.
(3)	Consist of aggregate fees billed for professional services rendered by KPMG for permissible domestic and international tax consulting, planning and compliance services.

Pre-Approval Policies and Procedures

The Audit Committee Charter requires that the Audit Committee review and approve in advance the retention of our external auditor for all types of audit and non-audit services to be performed for us by our external auditor and approve the fees for such services, other than de minimis non-audit services allowed by relevant rules and regulations. All of the services provided to us by KPMG for which we paid Audit Fees, Audit-Related Fees and Tax Fees, as shown in the table above, were pre-approved by the Audit Committee in accordance with these pre-approval policies and procedures.

The Board of Directors Recommends a Vote FOR Ratification of the Selection of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal 2021	☑

Audit Committee Report

This report is furnished by the Audit Committee with respect to our financial statements for fiscal 2020.

Ultimate responsibility for good corporate governance rests with our Board, whose primary roles and responsibilities involve oversight, counseling and providing direction to our Management in the best long-term interests of TTC and our shareholders. As set forth in its charter, the Audit Committee assists our Board by, among other things, providing oversight of our accounting and financial reporting processes, the audits of our annual financial statements and internal control over financial reporting. A copy of our Audit Committee Charter, which further describes the role and responsibilities of the Audit Committee, is available online at www.thetorocompany.com/corporategovernance.

Management is primarily responsible for the establishment and maintenance of our accounting and financial reporting processes, including our internal controls, and for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB, expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and expressing an opinion on the effectiveness of our internal control over financial reporting.

In performing its oversight role, the Audit Committee has (i) reviewed and discussed with Management our audited financial statements for fiscal 2020, (ii) discussed with representatives of KPMG the matters required to be discussed by PCAOB Auditing Standard 1301 (Communications with Audit Committees), (iii) received the written disclosures and the letters from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning KPMG’s independence, and (iv) discussed with representatives of KPMG its independence and concluded that it is independent from TTC and its Management.

Based on the review and discussions referred to in the foregoing paragraph and subject to the limitations on its responsibilities set forth in its charter, the Audit Committee recommended to our Board that our audited financial statements for fiscal 2020 be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020, for filing with the SEC.

Audit Committee:

Janet K. Cooper (Chair)

Gary L. Ellis

Katherine J. Harless

Jeffrey L. Harmening

Michael G. Vale

PROPOSAL THREE—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

The Board is providing our shareholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the “Executive Compensation” section of this proxy statement beginning on page 28, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes. At the 2020 Annual Meeting of Shareholders held on March 17, 2020, over 93% of the votes cast by our shareholders were in favor of our say-on-pay vote. The Compensation & Human Resources Committee believes that such results affirmed shareholder support of our approach to executive compensation.

Our executive compensation program is generally designed to attract, retain, motivate and reward highly qualified and talented executive officers, including our named executive officers, that will enable us to perform better than our competitors and drive long-term shareholder value. The underlying core principles of our executive compensation program include (i) aligning the interests of our executives with those of our shareholders and linking pay to performance by providing compensation opportunities that are tied directly to the achievement of financial performance goals and long-term stock price performance, and (ii) providing competitive compensation opportunities targeted at the market 50th percentile for both individual elements of compensation and total direct compensation at target levels of financial performance, which we believe allows us to attract and retain the necessary executive talent while motivating and rewarding the accomplishment of annual and long-term financial performance goals and maintaining an appropriate cost structure. The “Compensation Discussion and Analysis,” beginning on page 28, describes our executive compensation program and the executive compensation decisions made by the Compensation & Human Resources Committee in fiscal 2020 in more detail. Important considerations include:

•

A substantial portion of total executive compensation is linked directly to performance and requires that minimum, or threshold, levels of performance be met in order for there to be any payout and, as demonstrated by the compensation paid to our executive officers for fiscal 2020, no upward adjustments were made to provide additional compensation as a result of the unexpected impacts, including on our performance, of the COVID-19 pandemic.

•	All incentive compensation awards, including annual and long-term equity and incentive awards, are subject to a “clawback” mechanism.
•	Our CEO and other executive officers do not have employment or severance agreements or arrangements, except as provided for in our change in control severance compensation policy, or CIC policy.
•	We do not provide tax “gross-up” payments under our CIC policy or in connection with any annual or long-term compensation, benefits or perquisites provided to our executive officers.
•	Our executive officers receive only modest perquisites.
•	We maintain stock ownership guidelines for each of our executive officers.
•

Our insider trading policy prohibits executive officers and directors from purchasing TTC securities on margin, borrowing against any account in which TTC securities are held, or pledging TTC securities as collateral for a loan.

•

Our insider trading policy prohibits employees, executive officers and directors from purchasing any financial instruments (including without limitation collars, equity swaps, prepaid variable forward contracts, and exchange funds) that are designed to hedge or offset any decrease in the market value of TTC securities.

•	We have an independent Compensation & Human Resources Committee.
•	We utilize an independent external compensation consultant.

We believe that our executive compensation objectives and core principles have resulted in an executive compensation program and related decisions that have appropriately incentivized the achievement of financial goals and produced financial results that have benefited our Company and our shareholders and are expected to drive long-term shareholder value.

Accordingly, the Board recommends that our shareholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our shareholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.

Shareholders are not voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. Our Compensation & Human Resources Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

In accordance with the result of the advisory vote on the frequency of the say-on-pay vote, which was conducted at the Company’s 2017 Annual Meeting of Shareholders, the Board of Directors has determined that the Company will continue to conduct an executive compensation advisory vote on an annual basis. Accordingly, the next say-on-pay vote will occur in 2022 in connection with our 2022 Annual Meeting of Shareholders.

The Board of Directors Recommends a Vote FOR Approval, on an Advisory Basis, of our Executive Compensation, or Say-On-Pay Vote.	☑

EXECUTIVE COMPENSATION

Compensation & Human Resources Committee Report

The Compensation & Human Resources Committee has reviewed and discussed the “Compensation Discussion and Analysis” with Management and, based on such review and discussions, recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020.

Compensation & Human Resources Committee:

James C. O‘Rourke (Chair)

Jeffrey M. Ettinger

D. Christian Koch

Joyce A. Mullen

Gregg W. Steinhafel

Compensation Discussion and Analysis

Overview.  In this Compensation Discussion and Analysis, or CD&A, we describe key principles and approaches used to determine elements of compensation paid or awarded to and earned by the following named executive officers whose compensation is set forth in the “Summary Compensation Table” beginning on page 44:

•	Richard M. Olson, Chairman of the Board, President and CEO;
•	Renee J. Peterson, Vice President, Treasurer and Chief Financial Officer;
•	Richard W. Rodier, Group Vice President, Construction, Contractor and Residential Businesses;
•	Bradley A. Hamilton, Group Vice President, Commercial, International, Ventrac and Irrigation Businesses; and
•	Amy E. Dahl, Vice President, Human Resources and General Counsel.

This CD&A should be read in conjunction with the accompanying compensation tables, corresponding footnotes and narrative discussion, as they provide information and context to the compensation disclosures. Additionally, this CD&A should be read in conjunction with our advisory vote on executive compensation, which can be found under “Proposal Three—Advisory Approval of our Executive Compensation” beginning on page 26.

COVID-19 Impact and Compensation Actions.  In March 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Throughout fiscal 2020, COVID-19 continued to spread in the U.S. and the rest of the world and negatively impacted portions of the global economy, disrupted global supply chains, and created volatility in financial markets. COVID-19 caused government authorities around the world to implement stringent measures to attempt to help control the spread of the virus, including business shutdowns and curtailments, travel restrictions, prohibitions on group events and gatherings, quarantines, “shelter-in-place” and “stay-at-home” orders, curfews, social distancing, and other measures. The adverse global economic impact of this pandemic had a material impact on parts of our business, employees, customers, and suppliers and caused many challenges for our business and manufacturing operations in fiscal 2020. Like other companies, we took prudent actions to protect the health, safety and well-being of our employees. These actions included increased social distancing within our production facilities, employees working remotely when possible, implementing a COVID-19 leave policy, offering virtual doctor visits at 100% coverage without a co-pay, and allowing for CARES Act distributions under The Toro Company Retirement Plan (the “Retirement Plan”). In addition, in May 2020, due to the uncertainty of the impact of the COVID-19 pandemic on our business at that time, we initiated several proactive cost saving measures to partially mitigate the anticipated impact of COVID-19, while continuing to maintain our focus on the short- and long-term success of the Company. These proactive cost saving measures included base salary reductions for the remainder of fiscal 2020 for certain of our employees, including:

•	30% for our Chairman and CEO;
•	20% for the executive leadership team, which includes the other named executive officers;
•	10% for our other Vice Presidents and General Managers; and
•	3.5% or a reasonable equivalent for all office employees.

In addition, for the remainder of fiscal 2020, we implemented a freeze on our annual merit process for the majority of our employees, ceased hiring for many open office positions and eliminated the fiscal 2020 discretionary investment fund contribution under our Retirement Plan that would have been paid in fiscal 2021.

Fiscal 2020 Financial and Other Highlights.  Our execution in this challenging year continued to be guided by our enterprise strategic priorities of accelerating profitable growth, driving productivity and operational excellence, and empowering people, all while doing what was necessary to keep our employees safe in our facilities. As a result, despite the challenges and uncertainty we faced in fiscal 2020 as a result of COVID-19, we, among other things:

o	achieved fiscal 2020 net sales of $3.38 billion, up 7.7% versus fiscal 2019;
o	achieved reported diluted earnings per share, or EPS, of $3.03 per share, up 19.8% from $2.53 per share in fiscal 2019;
o

achieved professional segment net sales of $2.52 billion, up 3.3% from $2.44 billion in fiscal 2019, with such net sales growth primarily due to incremental net sales contributions from the CMW and Venture Products acquisitions;

o	achieved record performance from our residential segment with net sales of $820.7 million, up 24.1% compared with $661.3 million in fiscal 2019;
o	successfully introduced new battery-powered products for residential and professional applications;
o	expanded our residential segment mass retail channel;
o	increased investment in research and development in key technology areas;
o	realized strong free cash flow and had available liquidity of $1.1 billion as of October 31, 2020;
o	continued to return value to our shareholders by paying $107.7 million in dividends;
o	enhanced our commitment to the well-being of our employees, service to our customers and support for our communities; and
o	launched our first sustainability platform, Sustainability Endures.

We believe that the proactive expense and cost measures taken to partially mitigate anticipated impacts of the COVID-19 pandemic on our business, in combination with the resiliency, commitment and dedication of our employees and channel partners, as well as continued strong demand for our products, allowed us to achieve these financial and other results in fiscal 2020.

Executive Compensation Program Objectives.    Our guiding compensation philosophy is to maintain an executive compensation program that allows us to attract, retain, motivate and reward highly qualified and talented executive officers who will enable us to perform better than our competitors and drive long-term shareholder value. The following core principles provide a framework for our executive compensation program:

•	Align interests of executive officers with shareholder interests;
•	Link pay to performance; and
•	Provide competitive target total direct compensation opportunities.

Highlights of Compensation Practices.    At our 2020 Annual Meeting of Shareholders, our shareholders had the opportunity to vote on an advisory say-on-pay proposal and over 93% of the votes cast were in favor of such proposal. The Compensation & Human Resources Committee believes that such results affirmed shareholder support of our approach to executive compensation and did not believe it was necessary to, and, therefore, did not, make any significant structural changes to our executive compensation program in fiscal 2020.

What We Do:
✓	We link a substantial portion of total executive compensation directly to performance and require that minimum, or threshold, levels of performance be met in order for there to be any payout.
✓	We utilize a mix of earnings, revenue and asset-based performance measures for our annual cash incentive awards and long-term performance share awards.
✓	We cap annual cash incentive award and long-term performance share award payouts at 200% of the target award.
✓	We utilize three-year performance share awards, the payouts of which vary based on performance and are contingent upon the achievement of three-year performance goals.
✓	We utilize stock options, the value of which is contingent upon long-term stock price performance.
✓	We impose a minimum vesting requirement of three years or more for our time-based equity awards.
✓	We maintain stock ownership guidelines for our executive officers.
✓	We include clawback provisions within our annual cash incentive and long-term incentive awards.
✓	We have an independent Compensation & Human Resources Committee which is advised by an independent external compensation consultant.
✓	We provide our shareholders with the opportunity to cast an advisory say-on-pay vote on an annual basis.

What We Don’t Do:

No repricing or exchange of any equity awards without shareholder approval.
No individual employment agreements with our CEO or any other executive officer.
No excessive perquisites.
No gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits.
No hedging or pledging of TTC securities by our executive officers.

Pay Levels/Mix.    A significant portion of our executive officers’ target total direct compensation is comprised of short- and long-term variable performance-based, or at risk, compensation to directly link their pay to performance. Generally, higher level executive positions have a higher level of pay that is performance-based. For fiscal 2020:

•	84% of the target total direct compensation for our Chairman and CEO was performance-based, and
•	70% of the target total direct compensation for our other named executive officers was performance-based.

Short-term variable compensation is in the form of annual cash incentive awards. Long-term variable compensation is in the form of stock options that vest over three years and three-year performance share awards. We target pay opportunities within a competitive range of the market 50th percentile for each element of compensation and in total; however, variance around the market 50th percentile is dependent on a number of factors. We also provide our executive officers with modest perquisites and market competitive retirement and benefit plans.

Chairman and CEO Target Total Direct Compensation Mix	Other Named Executive Officers Target Total Direct Compensation Mix

Annual Cash Incentives.   As described in more detail under “Annual Cash Incentives” beginning on page 35, our corporate performance for our annual cash incentive is adjusted to reflect predefined adjustment events, which, for fiscal 2020, resulted in the exclusion of all financial impacts related to the Venture Products acquisition, among other adjustments. We did not adjust our performance measures or goals which were set at the beginning of fiscal 2020 as a result of the COVID-19 pandemic. Accordingly, primarily as a result of the adverse impact of the COVID-19 pandemic on our fiscal 2020 financial results, the corporate performance payout for our fiscal 2020 annual cash incentives was only 30.7% of target:

Corporate: Fiscal 2020 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% diluted net adjusted EPS*	$2.73	$3.41	$4.09	$2.75 (between threshold and target)
30% corporate revenue growth	13.1%	15.1%	17.1%	5.8% (below threshold)
20% corporate working capital as a percent of sales	18.80%	16.35%	13.90%	20.59% (below threshold)
Corporate performance payout				30.7% of target

*	Non-GAAP financial measure. See the investor presentation for fiscal year ended October 31, 2020 for definition and reconciliation to GAAP financial measure.

Long-Term Incentives.    As described in more detail under “Long-Term Incentives—Performance Measures for the Performance Period Ending in Fiscal 2020” beginning on page 40, the three-year cumulative corporate performance for our three-year performance share awards is adjusted to reflect predefined adjustment events, which for fiscal 2018 to fiscal 2020, resulted in the exclusion of all financial impacts related to the CMW and Venture Products acquisitions.  We did not adjust our performance measures or goals which were set at the beginning of fiscal 2018 as a result of the COVID-19 pandemic. Primarily as a result of the exclusion of the CMW and Venture Products acquisitions from fiscal 2019 and fiscal 2020 financial results, respectively, the payout for our fiscal 2018 to fiscal 2020 performance share awards was only 68.6% of target:

Fiscal 2018 to Fiscal 2020 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% cumulative corporate net income plus after-tax interest (in thousands)*	$788,735	$985,919	$1,183,103	$914,197 (between threshold and target)
20% cumulative corporate revenue (in thousands)	$7,848,871	$8,336,515	$8,814,440	$7,921,132 (between threshold and target)
30% cumulative corporate average net assets turns**	6.11783	7.19745	8.27707	6.73214 (between threshold and target)
Fiscal 2018 to fiscal 2020 performance share award payout				68.6% of target

*	Cumulative corporate net income plus after-tax interest is defined as net earnings plus interest expense, net of taxes.

** Corporate average net assets turns is defined as total cost of goods sold divided by the twelve month average of net assets less the twelve month average of cash and cash equivalents. Net assets is defined as the fiscal year monthly average of total assets less accounts payables, accrued liabilities, income taxes and other long-term liabilities.

How We Make Compensation Decisions.    There are several elements to our executive officer compensation decision-making, which we believe allow us to most effectively implement our established compensation philosophy. The Compensation & Human Resources Committee, its independent external compensation consultant and Management all have a role in the decision making process for executive officer compensation. These roles are described below:

Role of the Compensation & Human Resources Committee.    The Compensation & Human Resources Committee, which is comprised solely of independent directors, oversees our executive compensation program. Within its duties, the Committee approves compensation for each of our executive officers. In addition, compensation approved by the Committee for our Chairman and CEO is submitted to the independent directors of the Board for ratification. In doing so, the Committee:

•	Approves the total direct executive compensation package for each executive officer, including his or her base salary, annual cash incentive award and long-term incentive awards;

•	Reviews and approves corporate, division and plant financial performance measures, weightings, goals and performance adjustment events, if any, related to our annual and long-term incentive awards;
•	Reviews and approves annual cash incentive award payouts and long-term performance share award payouts;
•	Evaluates market competitiveness of each of our executive officer’s compensation (in total and by each individual element);
•	Evaluates proposed changes to other elements of our executive compensation program; and
•	Approves any executive officer compensation changes in connection with merger and acquisition transactions.

During fiscal 2020, the Committee received input from Willis Towers Watson, its independent external compensation consultant, and our Management, including our Chairman and CEO, Vice President, Human Resources and General Counsel and our Managing Director, Total Rewards and Employee Services.

Role of the Independent External Compensation Consultant.    The Committee has sole authority to hire consultants, approve their fees and determine the nature and scope of their work. The Committee may replace consultants or hire additional consultants at any time.

A representative from Willis Towers Watson attended three Committee meetings in fiscal 2020, including attendance in executive session without Management present. During fiscal 2020, Willis Towers Watson reviewed and discussed executive compensation structure and trends with Management and the Committee and provided market data for all of our executive officers, including our named executive officers, along with a comparison of those executive officers’ current base salaries, target total cash compensation and total direct compensation to the market 25th, 50th and 75th percentiles. Additionally, during fiscal 2020, Willis Towers Watson reviewed executive officer compensation recommendations made by Management in advance of applicable Committee meetings and participated in discussions at the Committee meetings regarding those recommendations. Willis Towers Watson is engaged by the Committee from time to time to perform other compensation consulting services, which in fiscal 2020 included a review of non-employee director compensation, an assessment of risk as it relates to our incentive plans, compensation consulting services relating to incentive plan performance measures and marketplace practices, and compensation consulting advice relating to how companies were navigating compensation matters during the COVID-19 pandemic.

Role of Management.    Management’s role is to provide current compensation information and information regarding executive officer duties and responsibilities to Willis Towers Watson and provide analysis and recommendations on executive officer compensation to the Committee based on the comparison to market; the executive’s level of professional experience; the executive’s duties and responsibilities, including as a result of the completion and/or integration of significant acquisitions; individual performance; future potential; tenure in the position; corporate and/or division performance, as applicable; internal pay comparisons; and outside market factors, including general economic conditions. None of our executive officers provides input or recommendations with respect to his or her own compensation. In April 2020, in light of the ongoing COVID-19 pandemic, Management recommended and the Committee approved proactive base salary reductions for the executive officers and certain other employees for the remainder of fiscal 2020 as one of the several cost measures to partially mitigate the anticipated impact of COVID-19 pandemic on our business at that time.

Use of Market Data.    Since one of the objectives of our executive compensation program is to provide market competitive compensation opportunities, during fiscal 2020 the Committee used market data provided by Willis Towers Watson to help evaluate and make compensation decisions. Market data, which is size-adjusted, is provided by Willis Towers Watson through its executive compensation database, which includes roughly 500 participating companies. We believe that the market for our executive officer talent is not limited to the manufacturing industry; therefore, we do not focus specifically on manufacturing companies within the database, nor do we identify a separate group of peer companies within the manufacturing industry for executive compensation purposes. The market data provided by Willis Towers Watson was in aggregate form and, therefore, individual data for participating companies in the survey was not considered when determining executive officer compensation in total or for any individual officer or element.

Elements of Our Executive Compensation Program.    During fiscal 2020, our executive compensation program consisted of the following key elements: base salary, annual cash incentive, long-term incentives in the form of stock options and performance share awards, health and welfare benefits, retirement plans and perquisites. The following table provides some of the key characteristics of and purpose for each element along with key actions taken during fiscal 2020.

Element	Key Characteristics	Purpose	Key Fiscal 2020 Actions
Base Salary	A fixed amount, paid in cash and reviewed annually and, if appropriate, adjusted.	Provide a source of fixed income that is market competitive and reflects scope and responsibility of the position held.

All of our named executive officers received salary increases ranging from 3.1% to 16.3% of their then current annual base salaries effective as of the beginning of fiscal 2020.

Effective as of May 1, 2020, Mr. Olson’s annual  salary was reduced by 30% and the annual salaries for all of our other named executive officers were reduced by 20% for the remainder of fiscal 2020 in light of COVID-19.

Effective as of May 16, 2020, Mr. Rodier received a 23.5% increase to his annual salary in connection with his expanded responsibilities for our contractor and residential businesses; however, he continued to be subject to the executive officer base salary reductions.

Annual Cash Incentive

A variable, short-term element of compensation that is payable in cash based on achievement of key pre-established annual corporate financial goals and, for division participants, division and/or business financial goals.

Motivate and reward our executive officers for achievement of annual financial business goals intended to drive overall company and division and/or business performance.

At the beginning of fiscal 2020, target awards as a percent of base salary for named executive officers were established at 60% to 115% of fiscal year base salary earnings.

As a result of the COVID-19 related salary reductions, the annual cash incentive opportunities were also reduced.

On May 16, 2020, Mr. Rodier’s target award as a percent of his base salary earnings was increased from 60% to 70% in connection with his expanded responsibilities.

Corporate performance measures and weightings were established for all of our named executive officers.

Long-Term Incentives

A variable, long-term element of compensation that is provided in the form of stock options and performance share awards. Stock options are time-based and vest no more frequently than ratably over three years and performance share awards are payable based on achievement of cumulative financial goals after three years and are paid out in shares of our common stock.

Align the interests of our executive officers with our shareholders; encourage focus on long-term company financial performance measures that are deemed strategically and operationally important to our Company; promote retention of our executive officers; and encourage significant ownership of our common stock.

All of our named executive officers were granted stock options and performance share awards. On May 19, 2020, Mr. Rodier was granted stock options and restricted stock units in connection with his expanded responsibilities.

Element	Key Characteristics	Purpose	Key Fiscal 2020 Actions
Health and Welfare Benefits	Includes medical and dental insurance; life, accidental death and dismemberment insurance; and disability insurance.	Provide competitive health and welfare benefits.

Effective as of the beginning of calendar 2020, changes were made to several of our health and welfare benefits for our U.S. office employees, including our named executive officers. These include a new medical plan offering, additional optional life insurance, enhanced disability benefits and enhanced and expanded voluntary benefit offerings.

We also implemented new benefits to address the COVID-19 pandemic, including a special leave policy, fully covered virtual doctor visits without a co-pay, and permitted changes to dependent care flexible spending amounts.

Retirement Plans	Includes a defined contribution retirement plan and certain nonqualified retirement plans.	Provide an opportunity for employees to save and prepare financially for retirement.

Although no significant changes were made to retirement plans for fiscal 2020, we implemented several of the CARES Act provisions, including providing for withdrawals from our Retirement Plan pursuant to the CARES Act consistent with actions taken by many other employers. No discretionary contributions were made for calendar 2020.

Perquisites	Includes a financial planning allowance, Company products, company-leased automobile, and executive physical.

Assist in promoting the personal financial security of our executive officers; promote the personal use of our products by our executive officers; promote the attraction and retention of our executive officers; and promote the wellbeing of our executive officers.

No significant changes were made to perquisites for fiscal 2020.

We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in fiscal 2020.

Base Salary.

General.    We review base salaries for our executive officers on an annual basis to ensure that they remain market competitive and reflect the scope and responsibility of their positions. Base salaries for our executive officers are reviewed and discussed at the regular meeting of the Compensation & Human Resources Committee held in November or December of each year. Additionally, base salaries for executive officers are periodically reviewed upon a significant change in an executive officer’s responsibilities or role or for broad-based mid-year changes like the COVID-19 related salary reductions.

Discussion and Analysis.    When we recommended fiscal 2020 base salaries for our named executive officers, the following factors were considered: current base salary; positioning relative to competitive market data; scope and complexity of the position; experience; tenure; historical and current levels of function, division, and individual performance; future potential; and internal pay comparisons. Subsequent to the determination of fiscal 2020 salaries, annual base salaries for our executive officers and other certain employees were reduced on a tiered structure, effective as of May 1, 2020 for the remainder of fiscal 2020 as a result of the uncertainty of the COVID-19 pandemic on our business at that time. In addition, effective as of May 16, 2020, the annual base salary for Mr. Rodier was increased in connection with his expanded responsibilities for our contractor and residential businesses.

Fiscal 2020 annual base salaries, fiscal 2020 annual base salary increases compared to fiscal 2019 and fiscal 2020 annual base salaries compared to the market 50th percentile as of the time the fiscal 2020 base salaries were established at the beginning of fiscal 2020 are provided in the table below for our named executive officers. Additionally, the table reflects the COVID-19 related base salary reductions that were effective as of May 1, 2020 as well as the total base salary earnings for fiscal 2020. The total fiscal 2020 base salary earnings are also reflected in the “Salary” column of the “Summary Compensation Table” beginning on page 44.

Name	Fiscal 2020 Annual Base Salary ($)	Fiscal 2020 Annual Base Salary Change Compared to Fiscal 2019 (%)	Fiscal 2020 Annual Base Salary Compared to Market 50th Percentile	Base Salary Reduction (%)	Fiscal 2020 Base Salary Earnings ($)
Mr. Olson	1,025,000	10.8	1% above	30	871,250
Ms. Peterson	552,000	3.1	1% below	20	496,800
Mr. Rodier(1)	500,000	23.5	4% below	20	399,333
Mr. Hamilton	420,000	5.0	10% below	20	378,000
Ms. Dahl(2)	465,000	16.3	19% above	20	418,500

(1)

“Fiscal 2020 Annual Base Salary” reflects Mr. Rodier’s fiscal annual base salary as increased on May 16, 2020 in connection with his expanded responsibilities. “Fiscal 2020 Annual Base Salary Change Compared to Fiscal 2019” and “Fiscal 2020 Annual Base Salary Compared to Market 50th Percentile” columns reflect the percent increase over his then current annual base salary and the comparison of his base salary as increased on May 16, 2020 to the market 50th percentile of a group vice president role for the revenue scope reflecting his expanded responsibilities for our contractor and residential businesses.

(2)  The “Fiscal 2020 Annual Base Salary Compared to Market 50th Percentile” column for Ms. Dahl is reflective of her market position as compared to an executive officer with oversight for only the human resources function as a market comparison for an executive officer with oversight over two separate significant functions was not available at the time her fiscal 2020 base salary was determined.

As of the beginning of fiscal 2020, Mr. Olson’s fiscal 2020 annual base salary was increased to $1,025,000; this 10.8% increase was intended to bring his base salary to the market 50th percentile. Base salary increases for Ms. Peterson and Mr. Hamilton were intended to bring their respective annual base salaries closer to the market 50th percentile and those increases are generally representative of market merit increases for executive officers. At the beginning of fiscal 2020, in connection with his role as Group Vice President, Construction Businesses, Mr. Rodier received a 5.2% increase, from $385,000 to $405,000, which was intended to bring his base salary closer to the market 50th percentile for a group vice president role for the revenue scope of his role at that time.  On May 16, 2020, in connection with his expanded responsibilities for our contractor and residential businesses, Mr. Rodier’s base salary was increased an additional 23.5% to $500,000 to compensate him for his increased responsibilities and to bring his base salary closer to the market 50th percentile for a group vice president that has the breadth and revenue scope of the role that Mr. Rodier has at TTC.  The General Counsel transition to Ms. Dahl was announced in November 2019, and accordingly, the base salary increase for Ms. Dahl was reflective of the expanded scope of her responsibilities to include the General Counsel role in addition to her already existing executive officer roles of Vice President, Human Resources and Distributor Development.  Ms. Dahl became TTC’s Vice President, Human Resources, Distributor Development and General Counsel on January 10, 2020. The Compensation & Human Resources Committee believes that this increase was appropriate given her significant expanded responsibilities as TTC’s General Counsel.

Annual Cash Incentives.

General.    To help ensure we meet our compensation program objective of linking pay to performance, we provide the opportunity for our executive officers to earn an annual cash incentive, which is designed to motivate attainment and reward accomplishment of annual financial business goals. This is done by establishing financial goals that link to our annual financial plan.

At the beginning of each fiscal year, during its regular meeting held in November or December, the Compensation & Human Resources Committee approves a target award expressed as a percentage of base salary for each executive officer. Additionally, the Committee approves specific performance measures, weightings, goals and performance adjustment events, if any, at the corporate and division and/or business level for the fiscal year. The performance measures are derived from a list of performance measures included in our 2010 Plan. For each performance measure, a threshold, target and maximum level of performance is defined, which have corresponding payout percentages. During the fiscal year, the Committee reviews progress against the pre-established goals. In addition, as needed during the fiscal year, the Committee reviews significant events that have occurred at our Company and assesses whether such events necessitate a change in target awards or performance measures, weightings and goals for any annual cash incentive award granted to our executive officers.  Following the end of the fiscal year, at the Committee’s regular meeting held in November or December, Management presents a summary of, and the Committee certifies, actual performance as compared to the pre-established goals along with a corresponding payout percentage, which is expressed as a percent of target performance. Annual cash incentive awards are paid out to the executive officers in December.

Target Awards.    When determining the target award for each executive officer, the Committee reviews the market 50th percentile for target total cash compensation (sum of base salary and target annual cash incentive) for the position in which such executive officer serves. Our objective is that when we achieve target levels of performance for each measure, resulting total cash compensation paid to our executive officers is within a reasonable range of the market 50th percentile. Actual total cash compensation will generally exceed the market 50th percentile if actual performance for each measure exceeds the pre-established target annual financial business goals and will generally be less than the market 50th percentile if actual performance for each measure is below the pre-established target annual financial business goals. In addition to considering the market data, the

Committee also considers experience, tenure, scope and complexity of the executive officer’s position, individual contributions and performance, as well as internal pay equity. Actual awards can range from 0% (if threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met for all of the performance measures) and the resulting competitiveness of total cash compensation will also vary accordingly.

In December 2019, the Committee approved the fiscal 2020 target awards for our named executive officers.   After the fiscal 2020 target awards had been established, the adverse global economic impact from the COVID-19 pandemic began.  As discussed, fiscal 2020 annual base salaries for executive officers were reduced on May 1, 2020 for the remainder of our fiscal 2020.  As a result, the fiscal 2020 target awards and the fiscal 2020 target total cash compensation, which are expressed as a percentage of base salary earnings, for our named executive officers were reduced accordingly. Information regarding our fiscal 2020 target annual cash incentive awards and the impact of the COVID-19 pandemic are provided below.

As Established Without May 1, 2010 Base Salary Reduction(1)							Resulting Amounts due to May 1, 2020 Base Salary Reductions
Name	Fiscal 2020 Annual Base Salary ($)	Fiscal 2020 Award at Target (% of base salary)	Fiscal 2020 Target Award Percentage Change	Fiscal 2020 Target Annual Cash Incentive Award ($)	Fiscal 2020 Target Total Cash Compensation ($)	Fiscal 2020 Target Total Cash Compensation Compared to Market 50th Percentile	Fiscal 2020 Target Annual Cash Incentive Award, as Reduced ($)	Fiscal 2020 Target Total Cash Compensation, as Reduced ($)
Mr. Olson	1,025,000	115%	+5%	1,178,750	2,203,750	4% above	1,001,938	1,813,188
Ms. Peterson	552,000	75%	No Change	414,000	966,000	3% below	372,600	869,400
Mr. Rodier(2)	500,000	70%	+10%	292,042	853,542	9% below	257,933	657,266
Mr. Hamilton	420,000	60%	No Change	252,000	672,000	16% below	226,800	604,800
Ms. Dahl	465,000	60%	+5%	279,000	744,000	18% above	251,100	669,600

(1)

Fiscal 2020 target annual cash incentive awards were set by the Committee at the beginning of fiscal 2020, which was before the adverse global economic impact from the COVID-19 pandemic in the United States.

(2)

At the beginning of fiscal 2020, Mr. Rodier’s annual cash incentive percentage was 60% of fiscal 2020 base salary earnings.  On May 16, 2020, in connection with his expanded responsibilities, Mr. Rodier’s percentage was increased to 70% of fiscal 2020 base salary earnings. Mr. Rodier’s target annual cash incentive at the beginning of fiscal 2020 and in connection with his expanded responsibilities are each disclosed in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the “Grants of Plan-Based Awards for Fiscal 2020” table beginning on page 47.

We believe that the fiscal 2020 target annual cash incentive awards that were established at the beginning of fiscal 2020 and, for Mr. Rodier, that were established on May 16, 2020 in connection with his expanded responsibilities, are within a reasonable range of market competitive annual cash incentive opportunities given all relevant factors described previously and that the differentiation of target awards among our named executive officers was appropriate given the scope and responsibility of their respective positions. The change in the target award for Mr. Olson was made to align his total cash compensation closer to the market 50th percentile.  The change in the target award for Mr. Rodier was made to reflect the expanded scope of his responsibilities to include our contractor and residential businesses. The change in the target award for Ms. Dahl was made to reflect the significant increase in her duties and responsibilities to include the role of General Counsel, which was added to her responsibilities on January 10, 2020. The Committee determined it was appropriate to keep the target awards for fiscal 2020 consistent with those in fiscal 2019 for the other named executive officers.  In addition, given the reduction in fiscal 2020 annual base salaries for our executive officers and certain other employees on May 1, 2020, the Committee determined that no additional changes were necessary for the annual cash incentive target percentage as a result of the COVID-19 pandemic. The fiscal 2020 annual base salary reductions that went into effect on May 1, 2020 for our executive officers impact the fiscal year base salary earnings used in the calculation for the actual cash incentive amounts. Details regarding actual total cash compensation for fiscal 2020 can be found under “Annual Cash Incentives—Actual Cash Compensation Discussion and Analysis” beginning on page 38.

Performance Measures, Weightings and Goals.    Each year, the Committee determines performance measures, weightings, goals and performance adjustment events, if any, for the annual cash incentive awards. We believe that in order to motivate our executive officers to achieve annual financial business goals, it is important to select performance measures designed to motivate our executive officers to achieve our annual financial plan, as well as drive shareholder value. Key drivers in our annual financial plan for fiscal 2020 included profitability, revenue growth, and asset efficiency; and, accordingly, the performance measures for fiscal 2020 and their weightings were intended to support these key drivers.

Our executive officers with all corporate responsibilities for the full fiscal year, which includes all of our named executive officers, had 100% of their annual cash incentive tied to corporate performance to encourage an enterprise-wide performance perspective. The corporate performance measures and weightings established at the beginning of fiscal 2020, were as follows:

Corporate Performance Measures
50% diluted net adjusted EPS
30% corporate revenue growth
20% corporate working capital as a percent of sales

At its meeting in December 2019, the Committee’s first meeting of fiscal 2020, threshold, target and maximum goals were established by the Committee for each corporate performance measure. Target levels of performance were established based on our annual financial business plan, which takes into account our prior fiscal year actual financial business results, our competitive situation and the general outlook for our business during the current fiscal year. Additionally, the diluted net adjusted EPS threshold goal, which was set at 80% of plan, must have been met in order for there to be any payout for corporate participants.

As provided for and in accordance with our 2010 Plan, the Committee also established specific adjustment events for determining corporate performance payouts under the fiscal 2020 annual cash incentive awards. The impact of an acquisition on the fiscal 2020 annual cash incentive award payouts was determined by the size of the acquisition based on projected annual revenue for the first twelve months following the closing of an acquisition, as follows:

•	The impact of any acquisition greater than $10 million was to be excluded from the payout calculation, unless such acquisition was included in the fiscal 2020 goals; and
•	The impact of any acquisition less than $10 million was to be included in the payout calculation.

In addition, any externally driven changes in accounting principles and standards were to be excluded if the cumulative net impact on the payout of all such accounting adjustments affected the award payout by more than 2%. The COVID-19 pandemic was not factored into the annual cash incentive award performance metrics, goals or adjustment events.

Corporate Performance Measures and Goals.    The table below summarizes the fiscal 2020 corporate performance measures and goals applicable to our named executive officers. In fiscal 2020, pursuant to the predefined adjustment events, all financial impacts related to the Venture Products acquisition, among other adjustment events, were excluded from the payout calculation.  We did not adjust our performance measures or goals which were set at the beginning of fiscal 2020 as a result of the COVID-19 pandemic.

Corporate: Fiscal 2020 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% diluted net adjusted EPS	$2.73	$3.41	$4.09	$2.75 (between threshold and target)
30% corporate revenue growth	13.1%	15.1%	17.1%	5.8% (below threshold)
20% corporate working capital as a percent of sales	18.80%	16.35%	13.90%	20.59% (below threshold)
Corporate performance payout				30.7% of target

Corporate Performance Discussion and Analysis.    Primarily as a result of the impact of COVID-19 on our business in fiscal 2020, the resulting corporate performance payout for our fiscal 2020 annual cash incentives was only 30.7% of target. All of our named executive officers had 100% of their annual cash incentive awards tied to corporate performance for all of fiscal 2020; and therefore, their annual cash incentive award payouts were at 30.7% of target. Applying their individual target awards as a percent of base salary earning during fiscal year, this translated to payouts of fiscal year base salaries of approximately 35% for Mr. Olson, 23% for Ms. Peterson, 20% for Mr. Rodier and 18% for each of Mr. Hamilton and Ms. Dahl.

Actual Cash Compensation Discussion and Analysis.    Fiscal 2020 actual total cash compensation (which represents the sum of actual fiscal 2020 base salary earnings and actual fiscal 2020 total annual cash incentive award payout) is reflected in the table below.

Name	Actual Fiscal 2020 Base Salary ($)(1)	Fiscal 2020 Actual Total Annual Cash Incentive Award Payout ($)	Fiscal 2020 Actual Total Cash Compensation ($)
Mr. Olson	871,250	307,094	1,178,344
Ms. Peterson	496,800	114,202	611,002
Mr. Rodier	399,333	79,057	478,390
Mr. Hamilton	378,000	69,514	447,514
Ms. Dahl	418,500	76,962	495,462

(1)	This column reflects the sum of the fiscal 2020 base salary from November 1, 2019 through April 30, 2020 and as reduced from May 1, 2020 through October 31, 2020.

Long-Term Incentives.

General.    We believe that our use of long-term incentives tied to our common stock, along with our stock ownership guidelines, help align the interests of our executive officers with the interest of our shareholders. Therefore, we provide the opportunity for our executive officers to earn market competitive long-term incentives in the form of both stock options and performance share awards that are granted annually. With respect to annual grants of long-term incentive awards, in addition to considering market data, we also consider for each executive officer the scope and complexity of the position, experience, tenure, internal pay comparisons, function, division, and individual performance and historical targeted grant levels.

Generally, one-half of the long-term incentive value is delivered in the form of stock options and one-half is delivered in the form of performance share awards. We believe this mix of equity strikes the appropriate balance between rewarding increases in the market value of our common stock and achievement of company specific performance measures. Actual value realized from our long-term incentive awards may vary from the market 50th percentile based on the price of our common stock for stock options and performance against our three-year cumulative financial business plan in the year of the grant for performance share awards. In addition to stock options and performance share awards, we occasionally use awards of restricted stock units in connection with the hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes.

Stock Options.    Each year at its regular meeting held in November or December, the Compensation & Human Resources Committee approves the annual grant of stock options to our executive officers. If we deliver strong shareholder returns, our stock price presumably will increase, thereby increasing the value of the stock options and executives’ resulting total compensation. If shareholder value is not delivered and our stock price does not increase, the options will have no value. Annual stock options are generally granted on the date of the Committee’s meeting or, if such meeting is held before the announcement of our financial results for the recently completed fiscal year, on the second business day following such issuance, and have a per share exercise price equal to the closing price of our common stock on the grant date.

To determine the number of options to award to our executive officers, we start with a total target value of stock options and divide that value by the expected value of an option to purchase a share of our common stock, using a Black-Scholes option pricing method. The calculation of the expected value is based on the average closing price of our common stock over the last three months of the prior fiscal year. The three-month average allows for smoothing of any volatility that may be associated with a particular date’s stock price.

Stock options granted to our executive officers on an annual basis vest in three equal installments on each of the first, second and third year anniversaries of the grant date and are exercisable for a period of ten years following the grant date. The three-year vesting schedule is consistent with the three-year performance period for our performance share awards. We believe the three-year period for both stock options and performance share awards provides retention value and focuses our executive officers on attainment of long-term performance. The Compensation & Human Resources Committee periodically reviews option vesting schedules and terms.

Occasionally the Committee will approve stock option awards for use in certain situations, including hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes. Vesting may be either performance-based or time-based. Performance-based awards are derived from one or more of the performance measures included in our 2010 Plan. Under our 2010 Plan, stock options with time-based vesting can vest no more rapidly than ratably over three years.

Performance Share Awards.    Each year at its regular meeting held in November or December, the Compensation & Human Resources Committee approves the annual grant of performance share awards to our executive officers. Performance share awards are paid out in shares of our common stock following completion of a three-year performance period if certain performance goals are achieved. Performance goals are derived from performance measures included in our 2010 Plan.

To determine the number of target performance share awards to be granted to our executive officers, we start with a total target value of performance share awards to be delivered. That value is divided by an expected value per share to determine the number of performance share awards to grant at target. The expected value per share is equal to the average closing price of our common stock over the last three months of the prior fiscal year.

At the beginning of the first fiscal year in the three-year period, the Compensation & Human Resources Committee establishes performance measures, weightings, goals and performance adjustment events, if any, for the entire three-year performance period, as well as thresholds and maximums. Factors we consider when establishing the performance goals for the three-year period include our prior fiscal year actual financial business results, our longer-term strategic plan outlook, including our projections for performance for years two and three of the three-year award term, and of our competitive situation and outlook. During the fiscal year, the Committee reviews progress against the performance goals for performance share awards for all outstanding performance periods. At the end of the three-year performance period, at the Committee’s regular meeting in November or December, Management presents a summary of, and the Committee certifies, performance against the performance goals, including the applicability of any performance adjustment events, and a corresponding payout, which is expressed as a percent of target. Shares of our common stock are paid out to the executive officers in December. Actual payouts for performance share awards can range from 0% (if the threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met).

Restricted Stock Unit Awards.    Occasionally, the Committee will approve awards of restricted stock units for use in certain situations, including hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes. Vesting may be either performance-based or time-based. Performance-based awards are derived from one or more of the performance measures included in our 2010 Plan. Under our 2010 Plan, restricted stock units with time-based vesting can vest no more rapidly than ratably over three years.

Fiscal 2020 Grants.    The number of stock options granted to our named executive officers for fiscal 2020 can be found in the “Grants of Plan-Based Awards for Fiscal 2020” table beginning on page 47. The per share exercise price of the options is $76.53, which is equal to the closing price of our common stock on the grant date, which for fiscal 2020 was December 19, 2019. The grant date fair value of those awards can be found in the “Summary Compensation Table” beginning on page 44 in the “Option Awards” column and in the “Grants of Plan-Based Awards for Fiscal 2020” table beginning on page 47 in the “Grant Date Fair Value of Stock and Option Awards” column.

On December 3, 2019, the Committee granted performance share awards for the fiscal 2020 through fiscal 2022 performance period. The number of performance shares at threshold, target and maximum levels of performance for the fiscal 2020 through fiscal 2022 performance period can be found in the “Grants of Plan-Based Awards for Fiscal 2020” table beginning on page 47 in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns. The grant date fair value of those awards at target can be found in the “Summary Compensation Table” beginning on page 44 in the “Stock Awards” column“ and in the “Grants of Plan-Based Awards for Fiscal 2020” table beginning on page 47 in the “Grant Date Fair Value of Stock and Option Awards” column.

On May 19, 2020, in connection with his expanded responsibilities, Mr. Rodier was granted 1,600 restricted stock units and an additional 25,300 stock options. Both of these grants have three-year ratable vesting, and therefore, vest in three approximately equal installments on the first, second and third anniversary of the grant date. The grant date fair value of those awards can be found in the “Summary Compensation Table” beginning on page 44 the “Stock Awards” column“ and the “Option Awards” column and in the “Grants of Plan-Based Awards for Fiscal 2020” table beginning on page 47 in the “Grant Date Fair Value of Stock and Option Awards” column.

Performance Measures for the Performance Period Beginning in Fiscal 2020.    For the fiscal 2020 to fiscal 2022 performance share awards, the following corporate performance measures and weightings were established for all of our executive officers:

•	50% cumulative corporate net income plus after-tax interest;
•	30% cumulative corporate revenue; and
•	20% corporate working capital as a percent of sales.

At its meeting in December 2019, threshold, target and maximum goals were established for the fiscal 2020 to fiscal 2022 performance share awards. The specific performance goals for the three-year award period are maintained by us as proprietary and confidential. The Committee believes that disclosure of these specific performance goals would represent competitive harm to us as such cumulative corporate goals and results are not publicly disclosed and are competitively sensitive. For each performance measure, the target goal reflects the cumulative three-year financial plan set at the corporate level. Based on historical performance, the Committee believes the attainment of target performance levels, while uncertain, could be reasonably anticipated. Threshold goals represent the minimum level of performance necessary for there to be a payout for that performance measure and the Committee believes the threshold goals are likely to be achieved. Maximum goals represent the performances at which payouts are 200% of the target award. Even if actual results exceed the maximum goals, the payouts are capped at 200% of the target award. Maximum goals represent levels of performance at which the Committee determined a payout of 200% of target would be appropriate. The Committee believes that the maximum goals established are more aggressive goals.

In addition to approving performance measures, goals and weightings, the Committee also established, in accordance with our 2010 Plan, specific corporate adjustment events for determining payouts under the fiscal 2020 to fiscal 2022 performance share awards. The impact of acquisitions on the evaluation of performance will be determined based on the size of the acquisition as determined by projected annual revenue for the first twelve months after the closing of an acquisition as follows:

•

The entire impact of any acquisition greater than $50 million will be excluded from the payout calculation for the entire performance period unless the acquisition was included in the annual financial plan and cumulative goals;

•	All impacts for acquisitions less than $10 million will be included in the payout calculation for the entire performance period; and
•	For acquisitions between $10 million and $50 million:
−	the impact will be excluded from the payout calculation if the transaction closes during the third year of the three-year term; and
−	if the transaction closes in the first or second year of the performance period, the impact will be included in the payout calculation with the exception of any transaction costs incurred.

Any externally driven changes in accounting principles and standards will be excluded from the evaluation of performance if the cumulative net impact on the payout of all such accounting adjustments affects the award payout by more than 2%, unless such accounting change was included in the annual plan and cumulative goals. The COVID-19 pandemic and its impact on fiscal 2020 and future results was not factored in to threshold, target and maximum goals or the adjustment events that were established for the fiscal 2020 to fiscal 2022 performance share awards.

Performance Measures for the Performance Period Ending in Fiscal 2020.    The performance share awards that were granted in fiscal 2018 for the fiscal 2018 to fiscal 2020 performance period were approved for payout upon the Committee’s certification of performance against the goals and impact of any predefined adjustment events at its meeting on December 1, 2020. Pursuant to the predefined adjustment events, all financial impacts related to our acquisitions of CMW and Venture Products were excluded from the payout calculation, as were certain other predefined adjustment events. We did not adjust our performance measures or goals which were set at the beginning of fiscal 2018 as a result of the COVID-19 pandemic.  Primarily as a result of the exclusion of the CMW and Venture Products acquisitions from our fiscal 2019 and fiscal 2020 financial results, respectively, the payout for our fiscal 2018 to fiscal 2020 performance share awards was only 68.6% of target.

The table below outlines the corporate performance measures and weightings, as well as threshold, target and maximum goals that were established by the Committee at the beginning of fiscal 2018, along with actual levels of performance when factoring in adjustment events, for the fiscal 2018 to fiscal 2020 performance share awards.

Fiscal 2018 to Fiscal 2020 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% cumulative corporate net income plus after-tax interest (in thousands)	$788,735	$985,919	$1,183,103	$914,197 (between threshold and target)
20% cumulative corporate revenue (in thousands)	$7,848,871	$8,336,515	$8,814,440	$7,921,132 (between threshold and target)
30% cumulative corporate average net assets turns	6.11783	7.19745	8.27707	6.73214 (between threshold and target)
Fiscal 2018 to fiscal 2020 performance share award payout				68.6% of target

Corporate Performance Discussion and Analysis.    When applying the actual performance when factoring in the defined adjustment events against the weightings of the performance measures, the fiscal 2018 to fiscal 2020 payout was 68.6% of target. As a result, all of our named executive officers received a performance share payout that was 68.6% of target.

Target Total Direct Compensation.    As described previously, when analyzing compensation, we look at base salary, target total cash compensation and target total direct compensation in comparison to the market 50th percentile when establishing new base salary levels, target annual cash incentive awards and long-term incentive awards. Actual value realized from long-term incentives is dependent on the stock price at the time of exercise for stock option grants and actual payout of performance share awards at the end of the three-year term, which is dependent on actual cumulative performance against established performance goals. Therefore, it is difficult to assess actual total direct compensation on an annual basis in comparison to the market since the market data may have changed significantly when actual long-term incentive results are fully realized. We believe it is important to continue to review target total direct compensation when establishing long-term incentive grants. The fiscal 2020 target total direct compensation (sum of actual base salary, including as reduced on May 1, 2020, target annual cash incentive, including as based on the reduced salary, and target value of equity awards), for each named executive officer is in the table below.

Name	Fiscal 2020 Target Total Direct Compensation ($)
Mr. Olson	6,603,750
Ms. Peterson	1,941,000
Mr. Rodier	1,775,000
Mr. Hamilton	1,322,000
Ms. Dahl	1,344,000

Health, Welfare and Retirement Benefits and All Other Compensation.

Health and Welfare Benefits.    We believe that providing competitive health and welfare benefits at a reasonable cost is an important part of any employee’s compensation package and promotes employee health. Our executive officers participate in the same health and welfare benefits as our full-time office salaried employees. These health and welfare benefits for fiscal 2020 included medical and dental insurance; life, accidental death and dismemberment insurance; and disability insurance. These benefits, including plan design and cost, are analyzed annually. We also implemented benefits to address the COVID-19 pandemic, including a special leave policy, fully covered virtual doctor visits without a co-pay, and permitted changes to dependent care flexible spending amounts.

Retirement Benefits.    We believe that it is important to allow our employees, including our executive officers, the opportunity to save for retirement through our Retirement Plan, which is our defined contribution plan. The majority of our U.S.-based employees participate in the Retirement Plan and certain of our subsidiaries participate in different retirement plans. For 2020, the Retirement Plan included a 401(k) plan with a Company match. Company contributions for fiscal 2020 to our Retirement Plan on behalf of our named executive officers can be found under “All Other Compensation for Fiscal 2020” beginning on page 45. In addition, consistent with actions taken by many other employers, we implemented several of the CARES Act provisions, including providing for withdrawals from our Retirement Plan pursuant to the CARES Act.

Nonqualified Deferred Compensation Plans.     To help ensure our executive officers’ ability to provide financial security and save for retirement, we maintain three nonqualified deferred compensation plans, which include: The Toro Company Deferred Compensation Plan, or Deferred Plan, The Toro Company Deferred Compensation Plan for Officers, or the Deferred Plan for Officers and The Toro Company Supplemental Benefit Plan, or Supplemental Benefit Plan. These plans, which are unsecured and unfunded, are described under “Nonqualified Deferred Compensation for Fiscal 2020” on page 51.

Perquisites.    The perquisites provided during fiscal 2020 to our executive officers are described in “All Other Compensation for Fiscal 2020” beginning on page 45. We believe these perquisites are an important part of our overall compensation package and help us attract, retain and reward top executive talent. Specifically, we believe that these perquisites assist in promoting the financial security and health of our executive officers and encourage the use and promotion of our products.

Charitable Giving.    We support charitable organizations for our employees through our matching gift program. The program for our executive officers provides that a gift or gifts by an executive officer and his/her spouse to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $3,000 per year. In fiscal 2020, we also provided for unlimited matching gifts in addition to the $3,000 limit for gifts to certain charitable organizations that address poverty and food insecurity challenges as a result of the COVID-19 pandemic or that have diversity, equity and inclusion focused missions.

Employment, Severance and Change in Control Arrangements.    None of our executive officers have any employment or severance agreements or arrangements other than as provided for in our CIC policy and other than certain change in control provisions in our equity plans. Accordingly, our executive officers do not have the right to cash severance or additional benefits in connection with a termination of employment except in connection with a change in control of our Company as described under “Potential Payments Upon Termination or Change in Control—Change in Control” beginning on page 57. Each executive officer is a party to our standard confidentiality, invention and non-compete agreement.

We believe our CIC policy and other change in control arrangements are important because they provide retention incentives and additional monetary motivation to complete a transaction that the Board believes is in the best interests of our Company and shareholders. We believe it is in the best interests of our Company and our shareholders to assure that we will have the continued dedication of our executives, notwithstanding the possibility, threat or occurrence of a change in control. We also believe it is imperative to diminish any distraction of our executives by virtue of the personal uncertainties and risks, including personal financial risks, created by a pending or threatened change in control of the Company.

Our CIC policy incorporates a “double trigger” mechanism and provides for a severance payment for an executive officer if within three years after a change in control an executive officer’s employment is terminated by us without just cause or the executive officer terminates his or her employment for good reason, or if such termination occurs at the request of a third party who had taken steps reasonably calculated to effect the change in control. Our CIC policy does not provide a “gross-up” for 280G excise taxes and, as a condition to the payment of any severance payment, the executive officer must execute a release of claims against us.

In addition to our CIC policy, we also have change in control provisions in our 2010 Plan and prior equity plans and individual award agreements that apply to our executives, as well as other employees, that provide for immediate vesting acceleration upon a change in control. More information regarding these provisions is also provided under “Potential Payments Upon Termination or Change in Control—Change in Control” beginning on page 57. Because the immediate vesting of stock options, restricted stock units and certain other awards is triggered by the change in control itself, and is not dependent upon a termination of employment within a certain protection period, these acceleration provisions are known as a “single trigger” change in control arrangements. We believe these “single trigger” change in control arrangements for equity awards granted provide important retention incentives during what can often be an uncertain time for employees and provide executives with additional monetary motivation to focus on and complete a transaction that our Board believes is in the best interests of our shareholders rather than seeking new employment opportunities. If an executive were to leave prior to the completion of the change in control, non-vested options or other awards held by the executive would terminate.

The Compensation & Human Resources Committee reviews our change of control arrangements periodically to ensure that they remain appropriate.

Stock Ownership Guidelines.    We maintain stock ownership guidelines that enable us to meet our compensation objective of aligning the interests of our executive officers with those of our shareholders. Our stock ownership guidelines are described in more detail in “Stock Ownership Guidelines” on page 64. As of October 31, 2020, each of our executive officers required to meet the stock ownership guidelines had met such guideline.

Hedging and Pledging.    Our insider trading policy prohibits officers and directors from engaging in hedging or pledging of our securities. Our anti-hedging and pledging policy is described in more detail in “Anti-Hedging and Anti-Pledging Policies” on page 64.

Tax Deductibility of Compensation.    Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”), in designing our executive compensation program, we considered the deductibility of executive compensation under Code Section 162(m). The 2017 Tax Act, among other things, repealed the exemption from Code Section 162(m)’s $1 million deduction limit for “performance-based” compensation for taxable years beginning after December 31, 2017. Our compensation plans were designed with the intention of satisfying the requirements for “performance-based” compensation as defined in Code Section 162(m) prior to the effective date of the 2017 Tax Act so that such awards would be exempt from the Code Section 162(m) deduction limitation. While we designed these plans to operate in this manner, the Committee could administer the plans in a manner that did not satisfy such requirements in order to achieve a result that the Committee determined to be appropriate, including by revising performance goals and/or adjustment events as needed to ensure our pay practices continued to align with performance even if this resulted in a disallowance of a deduction for amounts in excess of $1 million.

Despite the changes to Section 162(m) as a result of the 2017 Tax Act, consistent with our executive compensation philosophy of linking pay to performance and aligning executive interests with those of our shareholders, we currently expect that we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of our Company even though amounts in excess of the Code Section 162(m) limit are no longer deductible.

Assessment of Risk Related to Compensation Programs

We determined that our compensation policies, practices and programs and related compensation governance structure work together to minimize exposure to excessive risk while appropriately pursuing growth, profitability and asset efficiency strategies that emphasize shareholder value creation. In reaching such determination, we noted that (i) base salaries for all employees are targeted within a competitive range of the market 50th percentile, are not subject to performance risk and, for non-executive employees, constitute the largest part of their total compensation; (ii) incentive or variable compensation awarded to our executive officers, which constitutes the largest part of their total compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation, and utilizes performance measures and goals that are drivers of long-term success for our Company and our shareholders; and (iii) caps on performance-based awards are used.

Summary Compensation Table

The following table summarizes compensation for each of the last three fiscal years awarded to, earned by or paid to individuals who served as our principal executive officer and principal financial officer and each of the other three most highly compensated executive officers during fiscal 2020. We collectively refer to these executive officers as our “named executive officers” for fiscal 2020. The “Compensation Discussion and Analysis” beginning on page 28, provides additional information about compensation paid to our named executive officers. Amounts in this Summary Compensation Table are not reduced to reflect elections, if any, by the named executive officers to defer receipt of base salary, annual cash incentive award payouts or performance share award payouts. Elections to defer these forms of compensation are described in more detail under “Nonqualified Deferred Compensation for Fiscal 2020” beginning on page 51. Earnings on nonqualified deferred compensation are not on a basis that is considered to be above-market or preferential.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Richard M. Olson, Chairman of the Board, President and CEO	2020	871,250	0	2,335,366	2,388,298	307,094	95,349	5,997,357
	2019	925,000	0	1,906,560	1,646,571	606,939	182,363	5,267,433
	2018	875,000	0	1,576,140	1,531,904	918,803	171,279	5,073,126
Renee J. Peterson, VP, Treasurer and CFO	2020	496,800	0	518,111	529,518	114,202	73,211	1,731,842
	2019	535,500	0	464,724	401,134	239,569	114,944	1,755,871
	2018	520,000	0	438,180	424,864	372,294	113,540	1,868,878
Richard W. Rodier(7), Group VP, Construction, Contractor and Residential Businesses	2020	399,333	0	383,620	604,329	79,057	64,158	1,530,497
	2019	351,667	0	391,461	108,090	130,608	74,866	1,056,692

Bradley A. Hamilton, Group VP, Commercial, International and Irrigation Businesses	2020	378,000	0	347,985	353,012	69,514	46,368	1,194,879
	2019	400,000	0	297,900	259,416	143,160	74,446	1,174,922
	2018	438,000	0	294,300	284,240	250,869	101,810	1,369,219
Amy E. Dahl(8), VP, Human Resources and General Counsel	2020	418,500	0	317,053	324,896	76,962	46,256	1,183,667

(1)

Salary amounts reflect base salary earned during the fiscal year and therefore, is reflective of the base salary reductions that went into effect as of May 1, 2020; additionally, the amount for Mr. Rodier reflects the increase in base salary that went into effect as of May 16, 2020, which also was reduced accordingly for the remainder of fiscal 2020.

(2)

We generally do not pay discretionary bonuses or bonuses that are subjectively determined; we did not pay any such bonuses to any of our named executive officers in any of the last three most recently completed fiscal years. Annual cash incentive award payouts based on performance against pre-established financial performance goals are reported in the “Non-Equity Incentive Plan Compensation” column.

(3)

Amounts reported for fiscal 2020 for our named executive officers represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of performance share awards granted for the fiscal 2020 to fiscal 2022 performance period assuming target levels of performance. Amount reported for Mr. Rodier also includes the grant date fair value of restricted stock units granted to him on May 19, 2020. Amounts reported for each named executive officer and each award for fiscal 2020 are set forth in the “Grants of Plan-Based Awards for Fiscal 2020” table beginning on page 47 in the “Grant Date Fair Value of Stock and Option Awards” column. Provided below is the fiscal 2020 grant date fair value of performance share awards for the fiscal 2020 to fiscal 2022 performance period assuming maximum levels of performance. The maximum value is calculated using the number of shares reflected in the “Maximum” column of the “Estimated Future Payouts

Under Equity Incentive Plan Awards” section of the “Grants of Plan-Based Awards for Fiscal 2020” table beginning on page 47 and the closing price of our common stock on December 3, 2019, the grant date, of $77.33.

Name	Grant Date Fair Value at Maximum Levels of Performance ($)
Mr. Olson	4,670,732
Ms. Peterson	1,036,222
Mr. Rodier	556,776
Mr. Hamilton	695,970
Ms. Dahl	634,106
(4)

Amounts reported represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of option awards granted each fiscal year. Summarized in the table below are the specific assumptions used in the valuation of the option awards. Amount reported for Mr. Rodier also includes the grant date fair value of stock options granted to Mr. Rodier on May 19, 2020.

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield	Per Share Black-Scholes Value
5/19/2020	0.48%	6.4 years	22.61%	1.20%	$12.65
12/19/2019	1.81%	6.5 years	19.37%	0.97%	$15.62
12/07/2018	2.72%	5.7 years	19.35%	1.19%	$12.01
12/08/2017	2.24%	6.3 years	21.07%	0.96%	$14.96
(5)

Amounts reported represent annual cash incentive awards earned for each fiscal year, but paid during the following fiscal year or deferred. Annual cash incentive awards are calculated and paid based on performance against financial performance goals. Additional detail regarding our annual cash incentives is set forth in the “Annual Cash Incentives—Actual Cash Compensation Discussion and Analysis” beginning on page 38.

(6)	Amounts for fiscal 2020 are set forth below under “All Other Compensation for Fiscal 2020.”
(7)	Mr. Rodier was not a named executive officer in fiscal 2018; therefore, his information is provided only for fiscal 2019 and fiscal 2020.
(8)	Ms. Dahl was not a named executive officer in fiscal 2018 and fiscal 2019; therefore, her information is provided only for fiscal 2020.

All Other Compensation for Fiscal 2020

All other compensation for fiscal 2020 includes the value of Company contributions to our retirement plan(s), the value of modest perquisites provided and the matching portion by the Company for charitable donations by our named executive officers, all of which are described below.

Element	Description
Retirement Benefits

Under our Retirement Plan in calendar year 2020, we matched $1.00 for each employee dollar contribution, up to an employee maximum of 4%. Additionally, the Company may make a discretionary investment fund contribution, however, no such contribution was made for fiscal 2020 to partially offset the impact of the COVID-19 pandemic. Employees are eligible to participate in the plan and receive company contributions, after 30 days of service. For certain employees whose compensation exceeds the IRS limit, we also provide a contribution into our nonqualified deferred compensation plans, the Supplemental Benefit Plan or the Deferred Plan, as applicable. Our nonqualified deferred compensation plans are described under “Nonqualified Deferred Compensation for Fiscal 2020” on page 51.

Element	Description
Perquisites

We provide our executive officers with modest perquisites, including:

•   Company-leased automobile—We pay all costs associated with leasing, operating, maintaining and insuring a company-leased automobile up to certain thresholds. Our executive officers are generally eligible for a new vehicle after 30 months and may choose to purchase the existing vehicle at book value plus payment of any miscellaneous expenses charged by our leasing company.

•   Financial planning—We encourage our executive officers to receive professional advice regarding their financial, tax and estate planning needs. Therefore, we pay up to a maximum defined amount for each of our executive officers to cover tax planning, tax return preparation, financial counseling and estate planning. Every three years, we will pay up to an additional 50% of the annual allowance. Annual allowance ranges from $5,000 to $15,000 depending on the level of the executive officer’s position.

•   Annual executive physical—To help ensure the health of our executive officers, we generally pay up to $2,000 for approved physical exam expenses not covered by the executive officer’s health insurance.

•   Company products—To enable our executive officers the opportunity to become more familiar with our products and use those products on a regular basis, we provide certain Company products and related accessories for personal use at no cost; provided, however, that executive officers are responsible for applicable taxes attributable to the value of such products. The value of a product or accessory is generally deemed to be our distributor net price or its equivalent, which is also the price at which products are available to employees for purchase.

•   Travel expenses—During fiscal 2020, we paid certain travel costs for spouses of our executive officers in connection with certain off-site meetings, such as an off-site Board of Directors meeting or other business-related meetings in which it was appropriate for a spouse to attend.

Charitable Giving

We support charitable organizations for our employees through our matching gift program. The program for our executive officers provides that a gift or gifts by an executive officer and/or his or her spouse to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $3,000 per year. In fiscal 2020, we also provided for unlimited matching gifts in addition to the $3,000 limit for gifts to certain charitable organizations that address poverty and food insecurity challenges as a result of the COVID-19 pandemic or have diversity, equity and inclusion focused missions.

Specific amounts included in the fiscal 2020 “All Other Compensation” column of the “Summary Compensation Table” are in the table below.

Name	Retirement Plan Contributions(1) ($)	Nonqualified Plan Contributions(2) ($)	Charitable Giving(3) ($)	Perquisites(4) ($)	Total ($)
Mr. Olson	13,858	53,036	3,000	25,455	95,349
Ms. Peterson	13,858	19,993	3,500	35,860	73,211
Mr. Rodier	13,353	10,988	13,000	26,817	64,158
Mr. Hamilton	11,006	10,303	1,500	23,559	46,368
Ms. Dahl	13,858	11,820	4,000	16,578	46,256

(1)

Amounts reported represent Company matching contributions and the discretionary investment fund contribution for calendar year 2019. As part of our proactive cost-saving measures as a result of the COVID-19 pandemic, we eliminated the calendar 2020 discretionary investment fund contribution that would have been paid in calendar 2021.

(2)	Amounts reported represent Company contributions to the Supplemental Benefit Plan.
(3)	Amounts reported represent matching contributions for charitable donations made by our executive officers.
(4)

Amounts reported represent Company paid amounts for automobile lease plus reportable income for personal use of the automobile; Company paid amounts for financial planning expenses and executive physical expenses; value of Company products received for personal use; and incremental travel costs paid by the Company for spouses of our executive officers in connection with certain off-site meetings, such as an off-site Board of Directors meeting or other business-related meetings in which it was appropriate for a spouse to attend.

Grants of Plan-Based Awards for Fiscal 2020

We currently grant cash and equity awards under our 2010 Plan. During fiscal 2020, plan-based awards granted to our named executive officers included annual cash incentive awards, performance share awards, restricted stock unit awards, and stock option awards. More details on these grants can be found within the “Compensation Discussion and Analysis.”

The following table summarizes all plan-based awards granted to our named executive officers during fiscal 2020.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Options(4) (#)	Awards(5) ($/Sh)	Awards(6) ($)
Richard M. Olson
Annual Cash Incentive	—	—	400,775	1,001,938	2,003,875
Performance Shares	12/03/19	12/03/19				12,080	30,200	60,400				2,335,366
Stock Options	12/19/19	12/03/19								152,900	76.53	2,388,298
Renee J. Peterson
Annual Cash Incentive	—	—	149,040	372,600	745,200
Performance Shares	12/03/19	12/03/19				2,680	6,700	13,400				518,111
Stock Options	12/19/19	12/03/19								33,900	76.53	529,518
Richard W. Rodier
Annual Cash Incentive (11/01/2019-05/15/2020)	—	—	51,840	129,600	259,200
Annual Cash Incentive (05/16/2020-10/31/2020)	—	—	51,333	128,333	256,666
Performance Shares	12/03/19	12/03/19				1,440	3,600	7,200				278,388
Stock Options	12/19/19	12/03/19								18,200	76.53	284,284
Stock Options	05/19/20	05/19/20								25,300	65.77	320,045
Restricted Stock Units	05/19/20	05/19/20							1,600			105,232
Bradley A. Hamilton
Annual Cash Incentive	—	—	90,720	226,800	453,600
Performance Shares	12/03/19	12/03/19				1,800	4,500	9,000				347,985
Stock Options	12/19/19	12/03/19								22,600	76.53	353,012
Amy E. Dahl
Annual Cash Incentive			100,440	251,100	502,200
Performance Shares	12/03/19	12/03/19				1,640	4,100	8,200				317,053
Stock Options	12/19/19	12/03/19								20,800	76.53	324,896

(1)

Amounts reported represent the range of payouts of annual cash incentive awards for fiscal 2020. Actual payouts for fiscal 2020 are included in the “Summary Compensation Table” beginning on page 44 in the “Non-Equity Incentive Plan Compensation” column. Effective May 1, 2020, the base salary of each named executive officer was reduced, resulting in a corresponding reduction in such officer’s applicable target annual cash incentive.  In connection with his expanded responsibilities, Mr. Rodier was granted a new annual cash incentive award on May 16, 2020 and, as such, the table reflects his annual cash incentive award that was in place from November 1, 2019 through May 15, 2020 and from May 16, 2020 through October 31, 2020.  Information regarding the fiscal 2020 base salary reductions, corresponding reductions to the fiscal 2020 annual cash incentive awards and the additional fiscal 2020 compensation changes for Mr. Rodier are set forth within the “Compensation Discussion and Analysis” section beginning on page 28.

(2)

Amounts reported represent the range of performance share award payouts for the fiscal 2020 to fiscal 2022 performance period. Information regarding the performance share awards is set forth within the “Compensation Discussion and Analysis” under “Long-Term Incentives—Performance Share Awards” beginning on page 39.

(3)	Amount reported represents restricted stock units, with three-year ratable vesting, granted to Mr. Rodier on May 19, 2020.
(4)

Amounts reported represent stock options granted during fiscal 2020, which grant date was December 19, 2019. In addition, the table reflects options granted to Mr. Rodier on May 19, 2020. All of these options have a ten-year term and vest ratably in three equal installments on each of the first, second and third year anniversaries of the grant date. Additional information regarding stock options is set forth within the “Compensation Discussion and Analysis” under “Long-Term Incentives—Stock Options” on page 38.

(5)

Amounts reported represent the exercise price of stock options granted during fiscal 2020, which equals the closing price of our common stock, as reported on the NYSE, on December 19, 2019, and for Mr. Rodier’s additional grant, on May 19, 2020.

(6)

Amounts reported represent the grant date fair value of performance share awards at target granted for the fiscal 2020 to fiscal 2022 performance period and option awards for all named executive officers and restricted stock units for Mr. Rodier, in each as computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance share awards is based on the closing price of our common stock, as reported on the NYSE, on December 3, 2019, the grant date, of $77.33. The grant date fair value of the restricted stock units for Mr. Rodier is based on the closing price of our common stock, as reported on the

NYSE, on May 19, 2020, the grant date, of $65.77. These amounts are also set forth in the “Summary Compensation Table” beginning on page 44 in the “Stock Awards” column. The grant date fair value of the option awards is based on a Black-Scholes model valuation of $15.62 per share for options granted on December 19, 2019 and $12.65 per share for options granted on May 19, 2020. The specific assumptions used in the valuation of the options are included in footnote 3 to the “Summary Compensation Table.” The option amounts are also set forth in the “Summary Compensation Table” beginning on page 44 in the “Option Awards” column.

Outstanding Equity Awards at Fiscal Year-End for 2020

The following table summarizes all outstanding equity awards previously granted to our named executive officers that were outstanding on October 31, 2020, the last day of fiscal 2020. Specifically, it reflects exercisable and unexercisable stock options, unvested restricted stock unit awards and unvested performance share awards.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Richard M. Olson
Stock Options	14,000	0	14.1125	12/07/2021
	12,600	0	21.0300	12/11/2022
	12,000	0	29.7500	12/06/2023
	20,000	0	31.3750	12/05/2024
	44,400	0	38.8200	12/04/2025
	119,400	0	56.5400	12/09/2026
	68,266	34,134	65.9300	12/08/2027
	45,700	91,400	58.5300	12/07/2028
	0	152,900	76.5300	12/19/2029
F’19-F’21 Performance Shares							19,456	1,597,338
F’20-F’22 Performance Shares							21,291	1,747,991
Renee J. Peterson
Stock Options	39,400	0	38.8200	12/04/2025
	36,300	0	56.5400	12/09/2026
	18,933	9,467	65.9300	12/08/2027
	11,133	22,267	58.5300	12/07/2028
	0	33,900	76.5300	12/19/2029
F’19-F’21 Performance Shares							4,742	389,318
F’20-F’22 Performance Shares							4,724	387,840
Richard W. Rodier
Stock Options	3,400	0	14.1125	12/07/2021
	7,200	0	21.0300	12/11/2022
	6,000	0	29.7500	12/06/2023
	6,400	0	31.3750	12/05/2024
	7,400	0	38.8200	12/04/2025
	6,400	0	56.5400	12/09/2026
	4,400	2,200	65.9300	12/08/2027
	3,000	6,000	58.5300	12/07/2028
	0	18,200	76.5300	12/19/2029
	0	25,300	65.7700	05/19/2030
Restricted Stock Units - 04/01/2019					3,928	322,489
Restricted Stock Units - 05/19/2020					1,611	132,263
F’19-F’21 Performance Shares							1,277	104,841
F’20-F’22 Performance Shares							2,538	208,370
Bradley A. Hamilton
Stock Options	1,940	0	29.7500	12/06/2023
	1,940	0	29.7500	12/06/2023
	2,230	0	31.3750	12/05/2024
	10,800	0	38.8200	12/04/2025
	10,200	0	56.5400	12/09/2026
	9,466	4,734	65.9300	12/08/2027
	7,200	14,400	58.5300	12/07/2028
	0	22,600	76.5300	12/19/2029
F’19-F’21 Performance Shares							3,040	249,584
F’20-F’22 Performance Shares							3,173	260,351
Amy E. Dahl
Stock Options	2,600	0	21.0300	12/11/2022
	2,600	0	21.0300	12/11/2022
	2,230	0	29.7500	12/06/2023
	2,230	0	29.7500	12/06/2023
	2,230	0	31.3750	12/05/2024
	2,230	0	31.3750	12/05/2024
	17,200	0	38.8200	12/04/2025
	16,600	0	56.5400	12/09/2026
	8,800	4,400	65.9300	12/08/2027
	5,400	10,800	58.5300	12/07/2028
	0	20,800	76.5300	12/19/2029
F’19-F’21 Performance Shares							2,310	189,651
F’20-F’22 Performance Shares							2,891	237,351

(1)

Stock options have a ten-year term and vest ratably in three equal installments on each of the first, second and third year anniversaries of the grant date. The vesting schedule for options unexercisable as of October 31, 2020 is as follows:

Name	Grant Date	12/07/2020	12/08/2020	12/19/2020	05/19/2021	12/07/2021	12/19/2021	05/19/2022	12/19/2022	05/19/2023	Option Expiration Date
Mr. Olson	12/08/2017		34,134								12/08/2027
	12/07/2018	45,700				45,700					12/07/2028
	12/19/2019			50,966			50,967		50,967		12/19/2029
Ms. Peterson	12/08/2017		9,467								12/08/2027
	12/07/2018	11,133				11,134					12/07/2028
	12/19/2019			11,300			11,300		11,300		12/19/2029
Mr. Rodier	12/08/2017		2,200								12/08/2027
	12/07/2018	3,000				3,000					12/07/2028
	12/19/2019			6,066			6,067		6,067		12/19/2029
	5/19/2020				8,433			8,433		8,434	5/19/2030
Mr. Hamilton	12/08/2017		4,734								12/08/2027
	12/07/2018	7,200				7,200					12/07/2028
	12/19/2019			7,533			7,533		7,534		12/19/2029
Ms. Dahl	12/08/2017		4,400								12/08/2027
	12/07/2018	5,400				5,400					12/07/2028
	12/19/2019			6,933			6,933		6,934		12/19/2029
(2)

Amounts reported represent the number of unvested restricted stock units held by Mr. Rodier, including dividend equivalents earned on those restricted stock units. These unvested restricted stock units vest in full on the three-year anniversary of the grant date.

(3)

Amounts reported represent the value of unvested restricted stock units based on the closing price of our common stock, as reported on the NYSE, on October 30, 2020, the last trading day preceding October 31, 2020, of $82.10 per share.

(4)

Amounts reported represent the number of performance share awards that were in progress based on actual levels of performance for fiscal 2019 and fiscal 2020 and financial plan levels of performance for fiscal 2021 and fiscal 2022. The fiscal 2019 to fiscal 2021 performance share awards will vest solely based on the accomplishment of the performance goals established for the three-year performance period, which will end on October 31, 2021. The fiscal 2020 to fiscal 2022 performance share awards will vest solely based on the accomplishment of the performance goals established for the three-year performance period, which will end on October 31, 2022.

(5)

Amounts reported represent the value of performance share awards that were in progress based on the closing price of our common stock, as reported on the NYSE, on October 30, 2020, the last trading day preceding October 31, 2020, of $82.10 per share.

Option Exercises and Stock Vested for Fiscal 2020

The following table summarizes all of the stock options exercised during fiscal 2020 and performance share awards that were paid out or deferred by our named executive officers for the fiscal 2018 to fiscal 2020 performance period. No restricted stock units held by our named executive officers vested during fiscal 2020.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard M. Olson
Stock Option Exercises	13,200	745,800
F’18-F’20 Performance Share Award Payout			16,529	1,524,966
Renee J. Peterson
Stock Option Exercises	76,800	4,004,811
F’18-F’20 Performance Share Award Payout			4,595	423,935
Richard W. Rodier
Stock Option Exercises	8,400	528,480
F’18-F’20 Performance Share Award Payout			1,097	101,209
Bradley A. Hamilton
Stock Option Exercises	6,080	389,476
F’18-F’20 Performance Share Award Payout			2,263	208,784
Amy E. Dahl
Stock Option Exercises	9,860	613,756
F’18-F’20 Performance Share Award Payout			2,126	196,145

(1)

The number of shares acquired upon exercise reflects the gross number of shares acquired absent any netting for shares surrendered to pay the option exercise price and/or satisfy tax withholding requirements. The value realized on exercise represents the gross number of shares acquired on exercise multiplied by the market price of our common stock on the exercise date, as reported on the NYSE, less the per share exercise price.

(2)

The number of shares acquired upon vesting reflects the gross number of shares acquired absent any netting of shares surrendered to satisfy tax withholding requirements. The value realized on vesting for performance share awards represents the gross number of shares acquired multiplied by the closing price of our common stock, as reported on the NYSE, on December 16, 2020 (the payout date for the fiscal 2018 to fiscal 2020 performance share awards) of $92.26. Amounts are not reduced to reflect any elections by our named executive officers to defer receipt of performance share award payouts. Under the Deferred Plan for Officers, Messrs. Olson, Rodier and Hamilton and Ms. Dahl deferred receipt of 100% of their fiscal 2018 to fiscal 2020 performance share award payout. The material terms of the Deferred Plan for Officers are described under “Nonqualified Deferred Compensation for Fiscal 2020” set forth below.

Nonqualified Deferred Compensation for Fiscal 2020

We maintain three nonqualified deferred compensation plans in which our named executive officers are eligible to participate.

The Toro Company Deferred Compensation Plan.    This plan allows a select group of management or highly compensated employees, including our executive officers, to defer on a pre-tax basis his or her calendar year base salary and/or fiscal year annual cash incentive payout to a date in the future. Participants can defer up to 50% of calendar year base salary and up to 100% of the fiscal year annual cash incentive award payout. Deferred amounts are placed into a participant’s account and the participant may invest such deferred amounts in an array of funds that are consistent with or comparable to funds provided in the Retirement Plan. Deferral elections are made on an annual basis, before the beginning of the new fiscal year. Participants must elect a distribution date that is at least two years later than the date the compensation otherwise would have been received. Participants elect the frequency of payments and the number of payments to receive at the time of distribution. Participants are always 100% vested in their accounts.

The Toro Company Deferred Compensation Plan for Officers.    This plan allows key employees that receive performance share awards, including our executive officers, an opportunity to defer receipt of shares of our common stock paid out under such awards to a date in the future. Participants can defer up to 100% of the common stock payout. Each year, before the third fiscal year of the three-year performance period begins, participants are given the opportunity to defer the receipt of those shares to some point in the future. Participants must elect a distribution date that is at least two years later than the date the shares would have been received. Participants elect the frequency of payment and the number of payments to receive at the time of distribution. Participants are always 100% vested in their accounts.

The Toro Company Supplemental Benefit Plan.    This plan is maintained for the purpose of providing to a select group of management or highly compensated employees, including our executive officers, benefits in excess of the limitations on benefits and contributions imposed by Code Sections 401(a)(17) and 415. Our credits under this plan are made on a calendar year basis, usually in the first calendar quarter following the end of the prior calendar year. In calendar year 2019, for participant earnings above the compensation limit, we credited the investment savings contribution under this plan. For calendar year 2020, based on changes we made to the Retirement Plan, we revised the Supplemental Benefit Plan such that contributions would be credited based on all forms of employer contributions, which may include Company matching, investment savings and ESOP contribution amounts. For calendar year 2019, employer matching contributions and an investment savings contribution were made to the Retirement Plan, but not ESOP contributions, and for calendar year 2020, employer matching contributions were made for the Retirement Plan, but neither an investment savings contribution or ESOP contribution were made. Therefore, employer matching and an investment savings contribution for calendar 2019 and employer matching contributions for calendar 2020 were credited under the Supplemental Benefit Plan. Amounts credited are placed into a participant’s account and the participant may select the deemed investment of such deferred amounts in an array of funds that are consistent with or comparable to funds provided in the Retirement Plan. Participants elect the funds into which these contributions are allocated, as well as the frequency of payments and the number of payments to receive. Participants are always 100% vested in their accounts.

Nonqualified Deferred Compensation for Fiscal 2020 Table.    The following table reflects any named executive officer contributions and Company contributions for fiscal 2020 to our nonqualified deferred compensation plans.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Richard M. Olson
Deferred Plan	107,483	0	94,845	0	960,411
Deferred Plan for Officers	1,524,966	0	546,232	0	8,328,861
Supplemental Benefit Plan	0	53,036	92,061	0	774,727
Renee J. Peterson
Deferred Plan	188,477	0	200,807	0	2,915,363
Deferred Plan for Officers	0	0	510,949	0	6,977,646
Supplemental Benefit Plan	0	19,993	44,158	0	549,828
Richard W. Rodier
Deferred Plan	208,698	0	111,044	91,922	1,186,509
Deferred Plan for Officers	101,209	0	29,481	0	503,813
Supplemental Benefit Plan	0	10,988	1,624	0	173,882
Bradley A. Hamilton
Deferred Plan	223,587	0	35,383	0	696,023
Deferred Plan for Officers	208,784	0	43,757	0	751,145
Supplemental Benefit Plan	0	10,303	13,244	0	135,718
Amy E. Dahl
Deferred Plan	76,962	0	352	0	142,929
Deferred Plan for Officers	196,145	0	36,489	0	602,446
Supplemental Benefit Plan	0	11,820	12,428	0	146,443

(1)

Executive contributions of base salary and annual cash incentive award payouts are included in the “Salary” column and the “Non-Equity Incentive Plan Compensation” column, respectively, of the “Summary Compensation Table” beginning on page 44. Executive contributions of the fiscal 2018 to fiscal 2020 performance share award payouts are included in the “Value Realized on Vesting” column of the “Option Exercises and Stock Vested for Fiscal 2020” table beginning on page 51, but are not included in the “Summary Compensation Table” as that table reflects the grant of the fiscal 2020 to fiscal 2022 performance share awards at target value. Our named executive officers deferred the following components of compensation during fiscal 2020:

Name	Deferrals	Amount ($)
Mr. Olson	35% of the fiscal 2020 annual cash incentive award	107,483
	100% of the fiscal 2018 to 2020 performance share award	1,524,966
Ms. Peterson	24% of base salary from November through December 2019	22,080
	27% of base salary for January through October 2020	109,296
	50% of the fiscal 2020 annual cash incentive award	57,101
Mr. Rodier	20% of base salary from November 2019 through December 2019	13,500
	35% of base salary from January 2020 through October 2020	116,141
	100% of the fiscal 2020 annual cash incentive award	79,057
	100% of the fiscal 2018 to 2020 performance share award	101,209
Mr. Hamilton	15% of base salary from November through December 2019	10,500
	50% of base salary from January through October 2020	154,000
	85% of the fiscal 2020 annual cash incentive award	59,087
	100% of the fiscal 2018 to 2020 performance share award	208,784
Ms. Dahl	100% of the fiscal 2020 annual cash incentive award	76,962
	100% of the fiscal 2018 to 2020 performance share award	196,145
(2)

Amounts reported represent Company credits to the Supplemental Benefit Plan in fiscal 2020. These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table” beginning on page 44 and the related footnote.

(3)

Aggregate earnings comprise interest, dividends, capital gains and appreciation/depreciation of investment results during the fiscal year based on each named executive officer’s selected fund allocation. None of these amounts are included in the “Summary Compensation Table” because earnings were not preferential or above-market. The funds listed below are consistent with or comparable to those funds provided in our Retirement Plan and do not include any preferential or above-market interest. The rates for fiscal 2020 are provided in the following table:

Fund Name	Change from Fiscal 2019
American Funds Europacific Growth Fund R6	10.09%
Artisan Mid Cap Investor Fund	42.02%
Fidelity Treasury Only Money Market Fund	0.48%
Fidelity US Bond Index	6.19%
Goldman Sachs Small Cap Value Institutional Fund	-14.43%
JPMorgan Mid Cap Value I Fund	-10.77%
PGIM Total Return Bond R6	5.02%
PIMCO International Bond Fund (Unhedged)	6.33%
T. Rowe Price International Discovery Fund	23.95%
The Toro Company	7.91%
Vanguard Explorer Fund Admiral Shares	14.21%
Vanguard Institutional Index Fund Institutional Shares	9.70%
Vanguard Mid Cap Index Fund Admiral Shares	5.82%
Vanguard Small Cap Index Fund Admiral Shares	1.74%
Vanguard Target Retirement 2015 Fund	5.64%
Vanguard Target Retirement 2020 Fund	5.78%
Vanguard Target Retirement 2025 Fund	5.86%
Vanguard Target Retirement 2030 Fund	5.83%
Vanguard Target Retirement 2035 Fund	5.76%
Vanguard Target Retirement 2040 Fund	5.66%
Vanguard Target Retirement 2045 Fund	5.60%
Vanguard Target Retirement 2050 Fund	5.62%
Vanguard Target Retirement 2055 Fund	5.57%
Vanguard Target Retirement 2060 Fund	5.59%
Vanguard Target Retirement 2065 Fund	5.40%
Vanguard Target Retirement Income Fund	5.63%
(4)

Amounts reported represent the total balance at October 31, 2020, the last day of fiscal 2020, plus any named executive officer’s or Company contributions for fiscal 2020 that were paid, or expected to be paid, after October 31, 2020. Includes the following amounts reported in the “Summary Compensation Table” in the “Base Salary” or “Non-Equity Incentive Plan Compensation” column for fiscal years 2018 and 2019:

Mr. Olson	$305,149
Ms. Peterson	$552,294
Mr. Rodier	$60,167
Mr. Hamilton	$251,273
Ms. Dahl	$0

Includes the following amounts reported in the “Summary Compensation Table” in the “All Other Compensation” column for fiscal years 2018 and 2019.

Mr. Olson	$267,532
Ms. Peterson	$108,552
Mr. Rodier	$22,409
Mr. Hamilton	$50,894
Ms. Dahl	$0

Potential Payments Upon Termination or Change In Control

Overview.    The following discussion describes the payments and benefits to which our named executive officers are entitled in various termination of employment and change in control situations. The intent of this discussion is to describe those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment or change in control situation. Therefore, this discussion does not describe all payments and benefits a named executive officer may receive following a termination or change in control, such as the following accrued, vested or non-forfeitable compensation and benefits:

•

Payment of individual contributions to our Deferred Plan and Deferred Plan for Officers in accordance with prior distribution elections, as described under “Nonqualified Deferred Compensation for Fiscal 2020” on page 51;

•	Payment of Company contributions on behalf of the named executive officer under our Supplemental Benefit Plan, as described under “Nonqualified Deferred Compensation for Fiscal 2020” on page 51;
•

Payment of individual contributions and vested Company investment fund and ESOP contributions on behalf of the named executive officer under our Retirement Plan, as described under “Health, Welfare and Retirement Benefits and All Other Compensation—Retirement Benefits” on page 42;

•

Payment of annual cash incentive awards if employed on the last day of the fiscal year and if threshold levels are met and at the percentage of the target achieved, as described under “Annual Cash Incentives” beginning on page 35;

•

Payout for performance share awards if employed on the last day of the performance period and if threshold levels are met and at the percentage of the target achieved, as described under “Long-Term Incentives—Performance Share Awards” beginning on page 39;

•	Exercise of stock options that had vested prior to the date of termination; and
•	Payouts under, and continuation of, health and welfare benefits under plans generally applicable to our U.S.-based office salaried employees.

None of our executive officers have any employment or severance agreements or arrangements other than as provided for in our CIC policy and other than certain change in control provisions in our equity plans. Accordingly, our named executive officers do not have the right to cash severance or additional benefits in connection with a termination of employment except in connection with a change in control of our Company, as described under “Potential Payments Upon Termination or Change in Control—Change in Control” beginning on page 57. Each of our executive officers is a party to our standard confidentiality, invention and non-compete agreement.

Voluntary Resignation and Retirement.    In the event of a named executive officer’s voluntary resignation or retirement, we would not be obligated to pay or provide any additional payments or benefits, unless the named executive officer meets the criteria for “retirement” in connection with his or her voluntary resignation. For purposes of our compensation arrangements, “retirement” generally means the voluntary termination of employment at or after the age of 55 and with a number of years of service that, when added together with the named executive officer’s age, equals at least 65.

If a named executive officer meets the criteria for “retirement” in connection with his or her voluntary resignation, the named executive officer generally would be entitled to or, in the case of annual cash incentive awards and performance share awards, may receive upon approval by the Compensation & Human Resources Committee, the following additional payments and benefits:

•

Extended vesting and exercise period of four additional years (or the remaining term of the option, whichever is shorter) after the retirement date for all outstanding stock options held on the retirement date;

•

Extended perquisites consisting of reimbursement for amounts incurred for: (i) one additional year of financial planning expenses; (ii) one additional executive physical; (iii) twelve additional months, or through the end of the lease term, whichever is shorter, of lease payments for a Company-leased automobile; and (iv) certain Company products for personal use at no cost for five years following the named executive officer’s retirement; provided, however, that the named executive officer is responsible for payment of applicable taxes attributed to the value of such products;

•

Prorated payment of an outstanding annual cash incentive award if the named executive officer retires prior to the date payment is made in settlement of the annual cash incentive award, which is typically in early December, but only (i) if threshold levels are met and at the percentage of the target achieved; and (ii) in an amount that is proportionate to the portion of the fiscal year performance period that was completed as of the retirement date; and

•

Prorated payment of outstanding performance share awards if the named executive officer retires after completion of at least one fiscal year of our current three-fiscal year performance period, but only (i) if threshold levels are met and at the percentage of the target achieved and (ii) in an amount that is proportionate to the portion of the performance period based on the number of months or years that the named executive officer was employed or performed services during the performance period as of the named executive officer’s retirement date.

Any such payment for any prorated annual cash incentive or performance share awards would be made at the same time payments are made to our other executive officers after the certification of performance achieved by the Compensation & Human Resources Committee at the meeting following the completion of the applicable performance period.

Disability or Death.    In the event of a termination as the result of the disability or death of a named executive officer, the named executive officer, or his or her beneficiary, would be entitled to or, in the case of annual cash incentive awards and performance share awards, may receive upon approval by the Compensation & Human Resources Committee, the following additional payments and benefits:

•

Immediate vesting of all outstanding stock options held as of the termination date and stock options may be exercised for a period of up to one year (or the remaining term of the option, whichever is shorter) after the termination date;

•

Prorated payment of an outstanding annual cash incentive award if the termination of the named executive officer is prior to the date payment is made in settlement of the annual cash incentive award, but only (i) if threshold levels are met and at the percentage of the target achieved; and (ii) in an amount that is proportionate to the portion of the fiscal year performance period that was completed as of the termination date; and

•

Prorated payment of outstanding performance share awards if the named executive officer was employed for at least one fiscal year of our current three-fiscal year performance period, but only (i) if threshold levels are met and at the percentage of the target achieved and (ii) in an amount that is proportionate to the portion of the performance period based on the number of months or years that the named executive officer was employed or performed services during the performance period as of the named executive officer’s termination date.

Any such payment for any prorated annual cash incentive or performance share awards would be made at the same time payments are made to our other executive officers after the certification of performance achieved by the Compensation & Human Resources Committee at the meeting following the completion of the applicable performance period.

Involuntary Termination by TTC.    Since our named executive officers do not have employment or severance agreements or arrangements other than as provided for in our CIC policy, we would not be obligated to provide any additional payments or benefits to our named executive officers in the event of an involuntary termination of employment by us. Any negotiated separation arrangement typically requires that the named executive officer sign a release and waiver of claims and comply with confidentiality and non-compete restrictions.

Termination by TTC for Cause.    In the event of a termination of a named executive officer’s employment by us for cause, we would not be obligated to provide any additional payments or benefits to the executive. In addition, we may have certain clawback rights, as described below under “Clawback Provisions.”

Change in Control.    We have a CIC policy generally applicable to our executive officers. Our CIC policy incorporates a “double trigger” mechanism and provides for a cash severance payment and certain other benefits if within three years after a change in control the named executive officer’s employment is terminated by us without just cause or the named executive officer terminates his or her employment for good reason, or if such termination occurs at the request of a third party who had taken steps reasonably calculated to effect the change in control. The payments and benefits the named executive officer would be entitled to receive include:

•	a lump sum cash severance payment equal to two times (or three times for the CEO) the sum of the named executive officer’s then current annual base salary and target annual cash incentive award;
•

a lump sum cash payment in an amount equal to the named executive officer’s pro-rated target annual cash incentive award for the fiscal year in which the termination date occurs, reduced by any amounts paid under the terms of the applicable equity compensation policy for the same period of time;

•

eligibility for continuation coverage under our medical, dental and other group health plans for a period of three years following the termination date and reimbursement for any costs incurred in securing such continuation coverage that are in excess of costs that would have been incurred by the named executive officer immediately prior to his or her termination date to obtain such coverage; and

•	two years of outplacement services.

Our CIC policy does not provide a “gross-up” for 280G excise tax and, as a condition to the payment of any severance payment, the named executive officer must execute a release of claims against us. If a change in control, as generally defined below, has not occurred, our Board may terminate our CIC policy after two years’ advance notice of such termination.

In addition to our CIC policy, our 2010 Plan provides that if we experience a change in control, as generally defined below, whether or not there is a qualifying termination of employment:

•	all stock options immediately vest, become exercisable in full and remain exercisable for their remaining term following the change in control;
•	all outstanding annual cash incentive awards for performance periods in progress at the time of the change in control immediately vest and become immediately payable at target in cash;
•

all outstanding performance share awards for performance periods in progress at the time of the change in control immediately vest and become payable at maximum levels of performance in shares of our common stock, provided, however, that the CIC policy provides that for executive officers covered by the CIC policy, any such performance share awards are payable at target (not in full or at maximum); and

•	all outstanding shares of restricted stock and restricted stock unit awards immediately vest and become non-forfeitable or issuable, as the case may be.

Alternatively, the Compensation & Human Resources Committee may elect to terminate such options, restricted stock awards, restricted stock unit awards or performance share awards in exchange for a cash payment for each option, restricted stock, restricted stock unit or performance share award in an amount equal to the excess, if any, between the consideration received by shareholders of our Company for shares of our Company in connection with the change in control and the exercise or purchase price, if any, of the option, restricted stock, restricted stock unit award or performance share award, multiplied by the number of shares subject to such option or award. Our 2010 Plan does not provide a “gross-up” for 280G excise tax, but does provide for a reduction of payments if such payments would result in lower after-tax income taking into consideration the 280G excise tax.

For purposes of our CIC policy and 2010 Plan, and subject to limited exceptions, a “change in control” occurs if:

•	another person becomes the beneficial owner of 20% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock;
•	a majority of our Board becomes comprised of persons other than those for whom election proxies have been solicited by our Board;
•

the completion of certain business combinations, including a reorganization, merger, consolidation, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our Company or the resulting company after the business combination; or

•	our shareholders approve a complete liquidation or dissolution of our Company.

Additionally, under our nonqualified deferred compensation and retirement plans, upon the occurrence of a change in control, we must transfer cash or property to a “rabbi” trust for the benefit of plan participants in an amount sufficient to cause the trust to be funded at a level equal to the present value of all accumulated or accrued benefits then payable to or on behalf of plan participants.

Potential Payments Upon Termination or Change In Control.    The following table quantifies the payments and benefits for which the amount, vesting or time of payment is altered by each of the foregoing termination of employment or change in control situations. For purposes of quantifying payments and benefits, amounts are calculated (i) for each named executive officer as if the termination or change in control occurred on October 30, 2020, the last business day of our 2020 fiscal year; and (ii) using a per share value of $82.10, which represents the closing price of our common stock, as reported on the NYSE, on October 30, 2020. Material assumptions used in calculating the estimated payments and benefits are described in footnotes to the table.

							Change in Control
Name/Payment Type	Voluntary Resignation / Retirement(1) ($)		Disability or Death ($)		Involuntary Termination by TTC ($)	Termination by TTC for Cause ($)	No Termination Event ($)		Termination Without Cause by TTC or by Executive for Good Reason ($)
Richard M. Olson
Cash Severance Payment(2)	0		0		0	0	0		5,158,314
Unvested & Accelerated Stock Options(3)	0		3,557,898		0	0	3,557,898		3,557,898
Performance Share Award Payouts	1,647,501	(4)	1,647,501	(4)	0	0	2,577,858	(5)	2,577,858	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		59,526
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	35,270		0		0	0	0		0
Total	1,682,771		5,205,399		0	0	6,135,756		11,383,596
Renee J. Peterson
Cash Severance Payment(2)	0		0		0	0	0		1,628,400
Unvested & Accelerated Stock Options(3)	0		866,738		0	0	866,738		866,738
Performance Share Award Payouts	388,744	(4)	388,744	(4)	0	0	610,249	(5)	610,249	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		39,012
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	34,228		0		0	0	0		0
Total	422,972		1,255,482		0	0	1,476,987		3,174,399
Richard W. Rodier
Cash Severance Payment(2)	0		0		0	0	0		1,315,866
Unvested & Accelerated Stock Options(3)	0		691,517		0	0	691,517		691,517
Unvested & Accelerated Restricted Stock Units(9)	0		0		0	0	454,752		454,752
Performance Share Award Payouts	139,324	(4)	139,324	(4)	0	0	213,460	(5)	213,460	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		38,847
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	37,089		0		0	0	0		0
Total	176,413		830,841		0	0	1,359,729		2,744,442
Bradley A. Hamilton
Cash Severance Payment(2)	0		0		0	0	0		1,125,600
Unvested & Accelerated Stock Options(3)	0		541,839		0	0	541,839		541,839
Performance Share Award Payouts	253,114	(4)	253,114	(4)	0	0	396,789	(5)	396,789	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		56,253
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	29,646		0		0	0	0		0
Total	282,760		794,953		0	0	938,628		2,150,481
Amy E. Dahl
Cash Severance Payment(2)									1,246,200
Unvested & Accelerated Stock Options(3)	0		441,560		0	0	441,560		441,560
Performance Share Award Payouts	205,496	(4)	205,496	(4)	0	0	320,108	(5)	320,108	(5)
Welfare Plan Benefits(6)	0		0		0	0	0		18,378
Outplacement Services(7)	0		0		0	0	0		30,000
Perquisites(8)	14,323		0		0	0	0		0
Total	219,819		647,056		0	0	761,668		2,056,246

(1)	Each of Messrs. Olson, Hamilton and Rodier and Ms. Peterson met the retirement criteria on October 31, 2020.

(2)

Amount reported represents two times (three times for Mr. Olson since he was CEO on October 31, 2020) the sum of the named executive officer’s (a) then current annual base salary and (b) then target annual cash incentive award for fiscal 2020.

(3)

Amount reported represents the value of the automatic acceleration of vesting of unvested stock options. All amounts are based on the difference between: (a) the market price of our common stock underlying the unvested stock options as of October 30, 2020, the last trading day preceding October 31, 2020, and (b) the exercise price of the stock options. Because each of Messrs. Olson, Hamilton and Rodier and Ms. Peterson met the retirement criteria on October 31, 2020, upon such event any unvested stock options held would continue to vest for four additional years, but such extended vesting is not quantified in the above table, “Voluntary Resignation / Retirement” column.

(4)

Amount reported represents the value of the future payout of two-thirds of the named executive officer’s fiscal 2019 to fiscal 2021 performance share awards (based on two years of the three-year performance period completed as of October 31, 2019) and one-third of the named executive officer’s fiscal 2020 to fiscal 2022 performance share awards (based on one year of the three-year performance period completed as of October 31, 2020), assuming that the Compensation & Human Resources Committee approves the payout at financial plan levels of performance.

(5)

Amount reported represents the value of the immediate payout of the applicable number of shares of our common stock that the named executive officer would have been entitled to receive as payout for performance share awards for each of the fiscal 2019 to fiscal 2021 performance period and the fiscal 2020 to fiscal 2022 performance period. The value is based on: (a) the number of outstanding performance share awards at target as of October 31, 2020, multiplied by (b) the market price of our common stock on October 30, 2020, the last trading day preceding October 31, 2020.

(6)	Amount reported represents the estimated value of the welfare plan benefits for a three-year period based on our premium levels in effect on October 31, 2020.
(7)	Amount reported is based on the assumption that we would incur a $30,000 one-time cost for outplacement services to be provided for the two-year period.
(8)	Amount reported represents the value of (a) one additional year of financial planning services, (b) one additional executive physical, and (c) twelve additional months of automobile lease payments.
(9)

Amount reported represents the value of the automatic acceleration of the vesting of unvested restricted stock units and is based on the number of shares of common stock underlying the unvested restricted stock units multiplied by the market price of our common stock as of October 31, 2020.

Clawback Provisions.    Our 2010 Plan and the related award agreements contain a “clawback” provision which provides that if, within one year after the termination of employment the participant is employed or retained by or renders services to a competitor, violates any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights or engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of our Company, all rights of such participant under the 2010 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Committee may require the executive to surrender and return to our Company any shares received, and/or to disgorge any profits or any other economic value made or realized by the participant during the period beginning one year prior to the participant’s termination of employment or other service with our Company or any affiliate or subsidiary, in connection with any awards or any shares issued upon the exercise or vesting of any awards granted under such plan. In addition, if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 must reimburse us for the amount of any award received by such individual under the 2010 Plan during the 12-month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement. These clawback provisions are in addition to any automatic clawback or forfeiture law, rule or regulation of which our named executive officers may be subject, including under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act, as well as any policy that may be adopted by us.

Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, passed as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we calculated the ratio of annual total compensation of Mr. Olson relative to the annual total compensation of our median employee.

To determine the median employee, we identified that, as of October 31, 2020, our total employee population was 10,103 employees, which included employees from all our subsidiaries. We identified our median employee from this population (excluding Mr. Olson) by using base salary as our consistently applied compensation measure. Once we identified our median employee, we calculated the annual total compensation of our median employee using the same methodology that we used to calculate the annual total compensation of our named executive officers, including Mr. Olson, in the Summary Compensation Table. Mr. Olson’s annual total compensation for fiscal 2020, as set forth in the Summary Compensation Table on page 44, was $5,997,357. Annual total compensation for our median employee for fiscal 2020 was $40,791. The ratio of annual total compensation of Mr. Olson to the annual total compensation of our median employee for fiscal 2020 is 147:1.

We believe the pay ratio presented above is a reasonable estimate calculated in a manner consistent with applicable SEC rules. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation & Human Resources Committee was an officer or employee of TTC during fiscal year 2020 or in any prior year, and no member of the Compensation & Human Resources Committee had a relationship that would require disclosure under Item 404(a) of Regulation S-K. There were no compensation committee interlocks as described in Item 407(e)(4) of Regulation S-K.

STOCK OWNERSHIP

Significant Beneficial Owners

The following table sets forth information known to us as of January 19, 2021, as to entities that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than five percent of our outstanding common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	10,242,239(2)	9.48%
Common Stock	BlackRock, Inc. 55 East 52nd St. New York, NY 10055	9,737,316(3)	9.01%
Common Stock	Select Equity Group, L.P. 380 Lafayette Street New York, NY 10003	6,310,226(4)	5.84%

(1)	Percent of class is based on 108,023,811 shares outstanding as of our record date.
(2)

Based solely on information contained in the most recently filed Schedule 13F of The Vanguard Group, Inc., an investment adviser, filed with the SEC on November 16, 2020, reflecting beneficial ownership as of September 30, 2020, with sole investment discretion but no voting authority with respect to 10,075,763 shares, sole investment discretion and shared voting authority with respect to 679 shares, sole investment discretion but no voting authority with respect to 78,888 shares and shared discretion and voting authority with respect to 86,909 shares. The Vanguard Group, Inc. does not have sole voting authority over any of the shares.

(3)

Based solely on information contained in the most recently filed Schedule 13F of BlackRock, Inc., a parent holding company, filed with the SEC on November 11, 2020, reflecting beneficial ownership as of September 30, 2020, with sole investment discretion and voting authority with respect to 9,220,957 shares and sole investment discretion but no voting authority with respect 516,359 shares. BlackRock, Inc. does not have shared voting or dispositive power over any of the shares.

(4)

Based solely on information contained in the most recently filed Schedule 13F of Select Equity Group, L.P., an investment adviser, filed with the SEC on November 16, 2020, reflecting beneficial ownership as of September 30, 2020, with sole investment discretion with respect to all such shares, sole voting authority with respect to 6,151,989 shares and no voting authority with respect to 158,237 shares.

Directors and Executive Officers

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 19, 2021, by (i) each of our current non-employee directors (including our non-employee director nominees), (ii) individuals who served as our “principal executive officer” or “principal financial officer” during fiscal 2020 and the next three most highly compensated executive officers named in the “Summary Compensation Table” beginning on page 44, and (iii) all current directors and executive officers as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)	Percent of Class(5)
	Non-Employee Directors:
Common Stock	Janet K. Cooper	99,740	*
Common Stock	Gary L. Ellis	79,507	*
Common Stock	Jeffrey M. Ettinger	95,445	*
Common Stock	Katherine J. Harless	103,689	*
Common Stock	Jeffrey L. Harmening	4,531	*
Common Stock	D. Christian Koch	17,866	*
Common Stock	Joyce A. Mullen	2,889	*
Common Stock	James C. O’Rourke	30,120	*
Common Stock	Gregg W. Steinhafel	71,574	*
Common Stock	Michael G. Vale	6,916	*
	Named Executive Officers:
Common Stock	Richard M. Olson	594,353	*
Common Stock	Renee J. Peterson	281,411	*
Common Stock	Richard W. Rodier	83,152	*
Common Stock	Bradley A. Hamilton	71,111	*
Common Stock	Amy E. Dahl	105,021	*
All Current Directors and Executive Officers as a Group (22)		1,968,322	1.8%

*	Less than one percent of the outstanding shares of our common stock.
(1)

Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares: (a) the power to vote or direct the voting of such shares, or (b) the power to dispose or direct the disposition of such shares. Except as otherwise indicated in the footnotes to this table, the persons in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2)

“Beneficial ownership” also includes: (a) shares that a person has the right to acquire within 60 days of January 19, 2021, and, as such, includes shares that may be acquired upon exercise of stock options within 60 days of January 19, 2021; (b) shares allocated to executive officers under the Retirement Plan; and (c) common stock units and performance share units, collectively referred to as units, credited under the Deferred Plan for Directors and Deferred Plan for Officers. The following table reflects the beneficial ownership by type of security held by our non-employee directors, named executive officers, and all current directors and executive officers as a group:

Name	Stock Options	Retirement Plan	Units under the Deferred Plan for Directors	Units under the Deferred Plan for Officers
Non-Employee Directors:
Janet K. Cooper	28,292	‒	46,551	‒
Gary L. Ellis	45,182	‒	3,873	‒
Jeffrey M. Ettinger	45,182	‒	0	‒
Katherine J. Harless	35,134	‒	3,728	‒
Jeffrey L. Harmening	1,173	‒	0	‒
D. Christian Koch	12,958	‒	0	‒
Joyce A. Mullen	1,173	‒	1,716	‒
James C. O’Rourke	17,996	‒	0	‒
Gregg W. Steinhafel	12,958	‒	5,789	‒
Michael G. Vale	4,161	‒	2,755	‒
Named Executive Officers:
Richard M. Olson	467,166	16,518	‒	99,619
Renee J. Peterson	137,666	728	‒	85,212
Richard W. Rodier	53,766	2,767	‒	6,014
Bradley A. Hamilton	59,363	1,011	‒	8,886
Amy E. Dahl	78,853	3,670	‒	7,088
All Current Directors and Executive Officers as a Group (22)	1,187,926	75,912	64,412	267,050
(3)

Includes shares held in trust for estate planning purposes as follows: 24,897 shares for Ms. Cooper, 50,263 shares for Mr. Ettinger, 53,896 shares for Ms. Harless, 4,908 shares for Mr. Koch, 11,317 shares for Mr. O’Rourke, 32,994 shares for Ms. Peterson and 178,275 shares for all current directors and executive officers as a group. Ms. Cooper’s spouse is sole trustee of the trust and has sole voting and investment power with respect to the shares held in trust; and accordingly, Ms. Cooper disclaims beneficial ownership of such shares.

(4)

Includes shares held jointly with spouse for which the director or officer has shared voting and investment power as follows: 52,827 shares for Mr. Steinhafel and 52,827 shares for all current directors and executive officers as a group.

(5)

Percentages are based on our shares outstanding as of our record date and are calculated pursuant to Rule 13d-3 under the Exchange Act. Percentage calculations assume, for each person and the group, that all shares that may be acquired by such person or by the group pursuant to stock options or other rights currently exercisable or that become exercisable or issuable within 60 days following January 19, 2021, are outstanding for the purpose of computing the percentage of common stock owned by such person or by the group. However, those unissued shares of our common stock described above are not deemed to be outstanding for the purpose of calculating the percentage of common stock owned by any other person.

Stock Ownership Guidelines

We maintain stock ownership guidelines described in the table below to align the interests of our non-employee directors and executive officers with those of our shareholders. Non-employee directors are expected to meet this guideline within five years of joining the Board. Executive officers are expected to meet the guideline within five years of the date of hire or promotion. As of January 19, 2021, each of our non-employee directors and executive officers who is required to meet a stock ownership guideline met such guideline.

Stock Ownership Guidelines by Position
Non-Employee Directors	Chairman and CEO	Other Executive Officers
5x annual board retainer	5x annual base salary	2x or 3x annual base salary

Anti-Hedging and Anti-Pledging Policies

The Toro Company Insider Trading Policy (the “Insider Trading Policy”) addresses hedging, pledging and other transactions which might give the appearance of impropriety. Under the Insider Trading Policy, we consider it inappropriate for any person subject to the policy, including all directors, officers and employees of TTC, to engage in speculative transactions in TTC securities or other transactions which might give the appearance of impropriety. In addition, we discourage any person subject to the Insider Trading Policy from engaging in frequent trading in TTC securities because such trading also may give the appearance that such trades were timed to take advantage of material non-public information. Accordingly, our Insider Trading Policy either prohibits or limits the following types of transactions:

•

Short sales. All directors, officers and employees of TTC are prohibited from engaging in short sales of TTC securities since such sales are intended to reward a person for downward changes in price, and as such, may appear to have resulted from the possession of material non-public information.

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Publicly-traded options. All directors, officers and employees of TTC are prohibited from engaging in transactions in put options, call options, or other derivative securities involving TTC stock, whether on an exchange or otherwise, since given the relatively short terms of publicly-traded options, such transactions may create the appearance that they have resulted from possession of material non-public information.

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Hedging transactions. All directors, officers and employees of TTC are prohibited from engaging in hedging transactions involving TTC securities, such as collars, equity swaps, prepaid variable forwards, and exchange funds, since such transactions are designed to hedge or offset any decrease in the market value of securities and when that occurs, the owner may no longer have the same objectives as other TTC security holders.

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Standing and limit orders. All directors, officers and employees of TTC are restricted in their use of standing and limit orders for TTC securities, which are orders placed with a broker to sell or purchase stock at a specified price. Because there is no control over the timing of purchases or sales that result from standing instructions to a broker, a transaction could be executed when such shareholders are aware of material non-public information. Accordingly, the Insider Trading Policy provides that if a TTC director, officer or employee uses a standing order or limit order for TTC securities, the order should be limited in duration and should otherwise comply with the trading requirements outlined in the Insider Trading Policy.

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Pledging. All directors and officers of TTC are prohibited from purchasing TTC securities on margin, borrowing against any account in which TTC securities are held, or pledging TTC securities as collateral for a loan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares of our common stock that may be issued under our equity compensation plans as of October 31, 2020, the last day of fiscal 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,121,725(1)	$54.40(2)	3,740,799(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	3,121,725(1)	$54.40(2)	3,740,799(3)

(1)

Amount includes: 2,646,603 outstanding stock options under the 2010 Plan; 100,280 outstanding restricted stock unit awards under the 2010 Plan, including share dividend equivalents that have been issued on such outstanding restricted stock units; and 374,842 outstanding performance share awards under the 2010 Plan, assuming a maximum level of achievement. The actual number of shares that will be issued under the performance share awards is determined by the level of achievement of performance goals.

(2)	Performance share awards and restricted stock units do not have exercise prices and, therefore, have been excluded from the weighted-average exercise price calculation in column (b).
(3)	Amount represents shares available for future issuance upon awards that may be granted under the 2010 Plan.

OTHER INFORMATION

Shareholder Proposals and Director Nominations for the 2022 Annual Meeting

The 2022 Annual Meeting of Shareholders is expected to be held on March 15, 2022. In order for a shareholder proposal to be included in our proxy statement for the 2022 Annual Meeting, (i) our General Counsel must receive such proposal no later than the close of business on October 6, 2021, unless the date of the 2022 Annual Meeting is delayed by more than 30 calendar days; and (ii) such proposal must satisfy all of the requirements of, and not otherwise be permitted to be excluded under, Rule 14a-8 promulgated by the SEC and our Amended and Restated Bylaws.

Under our current Amended and Restated Bylaws, in order for a shareholder to nominate one or more persons for election to the Board at the 2022 Annual Meeting of Shareholders or propose any other business to be brought before the 2022 Annual Meeting, complete and timely notice must be given in writing and in proper form to our General Counsel not later than December 16, 2021, nor earlier than November 16, 2021. However, if the date of the 2022 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the 2021 Annual Meeting of Shareholders, such notice must be delivered not earlier than the 120th day prior to the date of the rescheduled 2022 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the rescheduled 2022 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the rescheduled 2022 Annual Meeting. Any notice must contain the specific information required by our Amended and Restated Bylaws, including, among other things, information about: any proposed nominee and his or her relationships with the shareholder submitting the nomination; any agreements, arrangements or understandings the shareholder may have with any proposed nominee or other parties relating to the nomination or other proposal; and the interests that the shareholder has related to our Company and its shares, including as a result of, among other things, derivative securities, voting arrangements or short positions. Such information must be updated as of the record date for the 2022 Annual Meeting and as of the date that is 10 business days prior to the date of the 2022 Annual Meeting. This summary information regarding our Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which can be found on our website at www.thetorocompany.com/corporategovernance. If a nomination or proposal is not timely and properly made in accordance with the procedures set forth in our Amended and Restated Bylaws, or does not contain the specific information required by our Amended and Restated Bylaws, such nomination or proposal will be defective and will not be brought before the 2022 Annual Meeting. If a nomination or proposal is nonetheless brought before the 2022 Annual Meeting and the Chairman does not exercise the power and duty to declare the nomination or proposal defective, the persons named in the proxy may use their discretionary voting with respect to such nomination or proposal.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one set of these documents may have been sent to multiple shareholders at a shared address. Additional copies of this proxy statement and our Annual Report on Form 10-K are available upon request to our General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at 888-237-3054, or by e-mail to invest@thetorocompany.com. These documents also may be downloaded and printed from our website at www.thetorocompany.com/proxy. Any shareholder who wants to receive separate copies of our proxy statement and annual report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact his, her or its bank, broker or other nominee record holder.

Annual Report

A copy of TTC’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, as filed with the SEC, will be sent to any shareholder, without charge, upon written request to our General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196. You also may obtain our Annual Report on Form 10-K on the Internet at the SEC’s website, www.sec.gov, or on our website at www.thetorocompany.com/proxy. Our Fiscal Year 2020 Annual Report, which contains information about our business but is not part of our disclosure deemed to be filed with the SEC, also is available on our website at www.thetorocompany.com/proxy.

Cost and Method of Solicitation

We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our common stock. We will reimburse these third-parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our non-employee directors, executive officers and other employees may solicit proxies by telephone, electronic transmission and personally. Our non-employee directors, executive officers and other employees will not receive compensation for such services other than regular non-employee director or employee compensation. We have retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut, 06902, for an estimated fee of $8,000, plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies in connection with our 2021 Annual Meeting of Shareholders.

Dated: February 3, 2021

BY ORDER OF THE BOARD OF DIRECTORS

Amy E. Dahl Vice President, Human Resources and General Counsel and Corporate Secretary

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/TTC2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 15, 2021. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  SCAN TO  VIEW MATERIALS & VOTE  VOTE BY INTERNET - www.proxyvote.com or scan the QR code above   D29978-P47188-Z78608  THE TORO COMPANY  8111 LYNDALE AVENUE SOUTH  BLOOMINGTON, MN 55420-1196 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY   THE TORO COMPANY  The Board of Directors recommends you vote FOR the following:  1. Election of Directors  Nominees:  01) Janet K. Cooper  02) Gary L. Ellis  03) Michael G. Vale  The Board of Directors recommends you vote FOR proposals 2 and 3.  2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2021.  3. Approval of, on an advisory basis, our executive compensation.  NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.  Please sign exactly as your name(s) appear(s) on this proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.  For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.  For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

THE TORO COMPANY  ANNUAL MEETING OF SHAREHOLDERS  Tuesday, March 16, 2021  1:30 p.m. CDT  www.virtualshareholdermeeting.com/TTC2021  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice & Proxy Statement for the Annual Meeting of Shareholders on March 16, 2021, and  our 2020 Annual Report are available at www.thetorocompany.com/proxy D29979-P47188-Z78608 The Toro Company  8111 Lyndale Ave South  Bloomington, MN 55420 Proxy  This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on March 16, 2021.  The shares of stock held in this account will be voted as you specify on the reverse side or by telephone or Internet. Shares held in employee benefit plans for which a proxy is not received will be voted by the trustee in the same proportion as votes actually cast by plan participants.  If no choice is specified, the proxy will be voted "For" all nominees for Director and "For" Proposals 2 and 3.  By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or Internet, and appoint R. M. Olson and A. E. Dahl, or either of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.  Continued and to be signed on reverse side